SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                -------------------------------------------
                               FORM 8-K

                             CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): June 30, 1998

                      ALBANK Financial Corporation
         -----------------------------------------------------------
            (Exact Name of Registrant as Specified in Charter)


       Delaware                      0-19843                14-1746910
         -----------------------------------------------------------
(State or Other Jurisdiction       (Commission            (IRS employer
     of Incorporation)             File Number)         Identification No.)

10 North Pearl Street
Albany, New York,                                           12207-2774
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(Address of principal executive offices)                    (Zip Code)





Registrant's telephone number, including area code:     (518) 445-2100
                                                      ------------------

                            Not Applicable
  ---------------------------------------------------------------------------
      (former name or former address, if changed since last report)

Item 5. Other Events.

         On June 15, 1998, ALBANK Financial Corporation, a Delaware corporation ("AFC") entered into an Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement") with Charter One Financial, Inc., a Delaware corporation ("Charter One"), and Charter Michigan Bancorp, Inc., a Delaware corporation ("Charter Michigan"). The Merger Agreement provides for the merger of AFC with and into Charter Michigan (the "Merger"), subject to, among other customary conditions, stockholder and regulatory approvals. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of AFC (except for certain categories of shares set out in the Merger Agreement) would be converted into 2.16 shares of common stock of Charter One, including certain rights associated therewith, subject to adjustment as set forth in the Merger Agreement.

         The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

         In connection with the execution of the Merger Agreement, AFC and Charter One have entered into a Stock Option Agreement, dated as of June 15, 1998 (the "Stock Option Agreement"), pursuant to which AFC granted Charter One the right to purchase up to 9.9% of the shares of common stock of AFC upon the occurrence of certain events described therein relating generally to the acquisition of AFC by a third party.

         The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to the Stock Option Agreement, a copy of which is attached hereto as Exhibit 2.2.

         A copy of a supplemental letter, dated June 15, 1998, relating to certain employee benefits matters is attached as Exhibit 2.3 hereto and is incorporated herein by reference.

         A copy of the joint press release of June 15, 1998, regarding the Merger is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing description of such press release is qualified in its entirety by reference to the full text of such press release.

     A copy of the presentation to investors, dated June 15, 1998, regarding the Merger is attached as Exhibit 99.2 hereto and is incorporated herein by reference. The foregoing description of such presentation is qualified in its entirety by reference to the full text of such presentation. Such presentation includes forward-looking statements regarding each of AFC, Charter One and the combined company following the Merger. The presentation also includes a cautionary statement regarding factors which may cause actual results of operations to vary materially from the forward-looking statements contained therein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits:

       2.1 Agreement and Plan of Merger, dated as of June 15, 1998, by and between ALBANK Financial Corporation, Charter One Financial, Inc., and Charter Michigan Bancorp, Inc.

       2.2 Stock Option Agreement, dated as of June 15, 1998, between Charter One Financial Corporation and ALBANK Financial Corporation.

       2.3 Supplemental Letter Agreement dated June 15, 1998 among ALBANK Financial Corporation, Charter One Financial, Inc. and Charter Michigan Bancorp, Inc.

       99.1 Press release issued by ALBANK Financial Corporation and Charter One Financial, Inc. on June 15, 1998.

       99.2 Investor presentation materials dated June 15, 1998, relating to the Merger.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 1998

                                     ALBANK Financial Corporation
                                     (Registrant)


                                     By:         /s/ Richard J. Heller
                                                 --------------------------
                                     Name:       Richard J. Heller
                                     Title:      Executive Vice President and
                                                 Chief Financial Officer
                                                 (Duly Authorized Officer)

                                EXHIBIT INDEX



       2.1 Agreement and Plan of Merger, dated as of June 15, 1998, by and between ALBANK Financial Corporation, Charter One Financial, Inc. and Charter Michigan Bancorp, Inc. and Exhibits thereto.

       2.2 Stock Option Agreement, dated as of June 15, 1998, between Charter One Financial Corporation and ALBANK Financial Corporation.

       2.3 Supplemental Letter Agreement dated June 15, 1998 among ALBANK Financial Corporation, Charter One Financial, Inc. and Charter Michigan Bancorp, Inc.

       99.1 Press release issued by ALBANK Financial Corporation and Charter One Financial, Inc. on June 15, 1998.

       99.2 Investor presentation materials dated June 15, 1998, relating to the Merger.

                                                                    Exhibit 2.1













                          AGREEMENT AND PLAN OF MERGER
==============================================================================
                            dated as of June 15, 1998

                                 by and between

                           CHARTER ONE FINANCIAL, INC.

                         CHARTER MICHIGAN BANCORP, INC.

                                       and

                          ALBANK FINANCIAL CORPORATION

==============================================================================

                             TABLE OF CONTENTS



                                 ARTICLE I

                            CERTAIN DEFINITIONS

     1.01  Certain Definitions.............................................1

                                ARTICLE II

                              THE TRANSACTION

     2.01  Formation of National Credit Card Bank;
           Contribution of Assets and Liabilities..........................7
     2.02  The Company Merger..............................................8
     2.03  Bank Mergers....................................................9
     2.04  Effective Date and Effective Time..............................10
     2.05  Reservation of Right to Revise Transaction.....................10

                                ARTICLE III

                    CONSIDERATION; EXCHANGE PROCEDURES

     3.01  Merger Consideration...........................................11
     3.02  Rights as Stockholders; Stock Transfers........................11
     3.03  Fractional Shares..............................................12
     3.04  Exchange Procedures............................................12
     3.05  Anti-Dilution Provisions.......................................14
     3.06  Options........................................................14

                                ARTICLE IV

                        ACTIONS PENDING TRANSACTION

     4.01  Forbearances of ALBANK.........................................15
     4.02  Forbearances of COFI...........................................19

                                 ARTICLE V

                      REPRESENTATIONS AND WARRANTIES

     5.01  Disclosure Schedules...........................................20
     5.02  Standard.......................................................20
     5.03  Representations and Warranties of ALBANK.......................21
     5.04  Representations and Warranties of COFI.........................33

                                ARTICLE VI

                                 COVENANTS

     6.01  Reasonable Best Efforts........................................39
     6.02  Stockholder Approvals..........................................39
     6.03  Registration Statement.........................................40
     6.04  Press Releases.................................................41
     6.05  Access; Information............................................41
     6.06  ALBANK Proposal................................................42
     6.07. Affiliate Agreements...........................................43
     6.08  Takeover Laws..................................................43
     6.09  Certain Policies...............................................43
     6.10  NASDAQ Listing.................................................43
     6.11  Regulatory Applications........................................44
     6.12  Indemnification................................................44
     6.13  Benefit Plans..................................................45
     6.14  Notification of Certain Matters................................47
     6.15  Directors......................................................47
     6.16  Advisory Board Membership......................................47
     6.17  COFI Fee.......................................................47
     6.18  ALBANK Fee.....................................................48
     6.19. Charitable Contributions.......................................49
     6.20  Consent Decree.................................................49

                                ARTICLE VII

             CONDITIONS TO CONSUMMATION OF THE COMPANY MERGER

     7.01  Conditions to Each Party's Obligation
           to Effect the Company Merger...................................49
     7.02  Conditions to Obligation of ALBANK.............................50
     7.03  Conditions to Obligation of COFI...............................51

                               ARTICLE VIII

                                TERMINATION

     8.01  Termination....................................................52
     8.02  Effect of Termination and Abandonment..........................56

                                ARTICLE IX

                               MISCELLANEOUS

     9.01  Survival.......................................................56
     9.02  Waiver; Amendment..............................................57
     9.03  Counterparts...................................................57
     9.04  Governing Law..................................................57
     9.05  Expenses.......................................................57
     9.06  Notices........................................................57
     9.07  Entire Understanding; No Third Party Beneficiaries.............58
     9.08  Interpretation; Effect.........................................58

EXHIBIT A Form of Stock Option Agreement
EXHIBIT B Form of Subsidiary Plan of Merger I
EXHIBIT C Form of Subsidiary Plan of Merger II
EXHIBIT D Form of ALBANK Affiliate Agreement
EXHIBIT E Form of COFI Affiliate Agreement

         AGREEMENT AND PLAN OF MERGER, dated as of June 15, 1998 (this "Agreement"), by and between ALBANK Financial Corporation ("ALBANK"), Charter One Financial, Inc. ("COFI") and Charter Michigan Bancorp, Inc., a wholly-owned first-tier Subsidiary of COFI ("Charter Michigan").

                                    RECITALS

         A. ALBANK. ALBANK is a Delaware corporation, having its principal place of business in Albany, New York.

         B. COFI. COFI is a Delaware corporation, having its principal place of business in Cleveland, Ohio.

         C. Charter Michigan. Charter Michigan is a Michigan corporation, having its principal place of business in Dearborn, Michigan.

         D. Stock Option Agreement. As an inducement to the willingness of COFI to enter into this Agreement , ALBANK has agreed to grant to COFI on the date hereof an option pursuant to a stock option agreement ("Stock Option Agreement"), in substantially the form of Exhibit A.

         E. Intentions of the Parties. It is the intention of the parties to this Agreement that the combination of ALBANK and Charter Michigan be accounted for under the "pooling-of-interests" accounting method and that each of the business combinations contemplated hereby be treated as a "reorganization" under
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         F. Board Action. The respective Boards of Directors of each of COFI, Charter Michigan and ALBANK have determined that it is in the best interests of their respective companies and their stockholders to consummate a strategic business alliance between ALBANK and COFI by the merger of ALBANK with and into Charter Michigan and the other business combinations contemplated herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

     "Administrator" means the chief officer of the Michigan Department of Commerce.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "ALBANK" has the meaning set forth in the preamble to this Agreement.

     "ALBANK Acquisition Transaction" has the meaning set forth in Section 6.17.

     "ALBANK Affiliate" has the meaning set forth in Section 6.07(a).

     "ALBANK Board" means the Board of Directors of ALBANK.

     "ALBANK By-Laws" means the Bylaws of ALBANK.

     "ALBANK Certificate" means the Certificate of Incorporation of ALBANK.

     "ALBANK Common Stock" means the common stock, par value $0.01 per share, of ALBANK.

     "ALBANK Meeting" has the meaning set forth in Section 6.02.

     "ALBANK Preferred Stock" means the preferred stock, par value $0.01 per share, of ALBANK.

     "ALBANK Proposal" has the meaning set forth in Section 6.17.

     "ALBANK Stock" means, collectively, ALBANK Common Stock and ALBANK Preferred Stock.

     "ALBANK Stock Option" has the meaning set forth in Section 3.06(a).

     "ALBANK Stock Plans" means the ALBANK Financial Corporation 1992 Stock Incentive Plan for Key Employees, as Amended and Restated as of March 25, 1996; the ALBANK Financial Corporation 1992 Stock Incentive Plan for Outside Directors; the ALBANK Financial Corporation 1995 Stock Incentive Plan for Outside Directors; the Marble Financial Corporation 1986 Stock Option Plan; and the Marble Financial Corporation 1994 Stock Option Plan.

     "Average Closing Price" has the meaning set forth in Section 8.01(f).

     "Bank Mergers" has the meaning set forth in Section 2.03.

     "BHCA" means the Bank Holding Company Act of 1956, as amended.

     "Charter Michigan" has the meaning set forth in the preamble to this Agreement.

     "Charter Michigan Board" means the Board of Directors of Charter Michigan.

     "CEBA" means the Competitive Equality Banking Act of 1987.

     "Code" has the meaning set forth in the Recitals to this Agreement.

     "COFI" has the meaning set forth in the preamble to this Agreement.

     "COFI Affiliate" has the meaning set forth in Section 6.07(a).

     "COFI Acquisition Transaction" has the meaning set forth in Section 6.18.

     "COFI Board" means the Board of Directors of COFI.

     "COFI Common Stock" means the common stock, par value $0.01 per share, of COFI.

     "COFI Meeting" has the meaning set forth in Section 6.02.

     "COFI Proposal" has the meaning set forth in Section 6.18.

     "COFI Ratio" has the meaning set forth in Section 8.01(f).

     "Company Merger" has the meaning set forth in Section 2.02(a).

     "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m).

     "Costs" has the meaning set forth in Section 6.12(a).

     "Credit Card Bank" has the meaning set forth in Section 2.01.

     "Delaware Secretary" means the Secretary of State of the State of Delaware.

     "Determination Date" has the meaning set forth in Section 8.01(f).

     "DGCL" means the Delaware General Corporation Law.

     "Disclosure Schedule" has the meaning set forth in Section 5.01.

     "DOL" means the Department of Labor.

     "Effective Date" means the date on which the Effective Time occurs.

     "Effective Time" means the effective time of the Company Merger and the Bank Mergers, as provided for in Section 2.04.

     "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

     "ERISA Affiliate Plan" has the meaning set forth in Section 5.03(m).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" has the meaning set forth in Section 3.04(a).

     "Exchange Fund" has the meaning set forth in Section 3.04(a).

     "Exchange Ratio" has the meaning set forth in Section 3.01(a).

     "FDIC" means the Federal Deposit Insurance Corporation

     "FFIEC" means the Federal Financial Institutions Examination Council.

     "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

     "Indemnified Party" has the meaning set forth in Section 6.12(a).

     "Index Group" has the meaning set forth in Section 8.01(f).

     "Index Price" has the meaning set forth in Section 8.01(f).

     "Index Ratio" has the meaning set forth in Section 8.01(f).

     "Insurance Amount" has the meaning set forth in Section 6.12(b).

     "IRS" means the Internal Revenue Service.

     "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Material Adverse Effect" means, with respect to COFI or ALBANK, any effect that (i) is material and adverse to the financial position, results of operations or business of COFI and its Subsidiaries taken as a whole or ALBANK and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of COFI, Charter Michigan or ALBANK to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Company Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to thrifts, banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Company Merger or Bank Mergers or restructuring charges taken in connection with the Company Merger or Bank Mergers, in each case in accordance with generally accepted accounting principles, (d) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement and (e) actions or omissions of COFI or ALBANK taken with the prior written consent of ALBANK or COFI, as applicable, in contemplation of the transactions contemplated hereby.

     "MBCA" means the Michigan Business Corporation Act.

     "Merger Consideration" has the meaning set forth in Section 2.05.

     "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

     "New Certificates" has the meaning set forth in Section 3.04(a).

     "Old Certificates" has the meaning set forth in Section 3.04(a).

     "OTS" means the Office of Thrift Supervision.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" has the meaning set forth in Section 5.03(m).

     "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

     "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

     "Proxy Statement" has the meaning set forth in Section 6.03.

     "Registration Statement" has the meaning set forth in Section 6.03.

     "Regulatory Authority" has the meaning set forth in Section 5.03(i).

     "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

     "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

     "RRP Shares" means all awards under the ALBANK, FSB Recognition and Retention Plan and Trust Agreement for Senior Executive Officers, the ALBANK, FSB Recognition and Retention Plan and Trust Agreement for Officers and the ALBANK, FSB Recognition and Retention Plan and Trust Agreement for Outside Directors.

     "SEC" means the Securities and Exchange Commission.

     "SEC Documents" has the meaning set forth in Section 5.03(g).

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Specified Representations" has the meaning set forth in Section 5.02.

     "Starting Date" has the meaning set forth in Section 8.01(f).

     "Starting Price" has the meaning set forth in Section 8.01(f).

     "Stock Option Agreement" has the meaning set forth in the Recitals to this Agreement.

     "Subsidiary" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the SEC.

     "Surviving Corporation" has the meaning set forth in Section 2.02.

     "Takeover Laws" has the meaning set forth in Section 5.03 (o).

     "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, in each case imposed by any taxing or Governmental Authority whether arising before, on or after the Effective Date.

     "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with any Governmental Authority with respect to any Tax.

     "Transaction" means the establishment of the Credit Card Bank, the Company Merger, and the Bank Mergers.

     "Treasury Stock" shall mean shares of ALBANK Stock held by ALBANK or any of its Subsidiaries or by COFI or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II

                                 THE TRANSACTION

     2.01 Formation of National Credit Card Bank; Contribution of Assets and Liabilities. As soon as practicable after the date of this Agreement, ALBANK shall cause its wholly-owned Subsidiary, ALBANK Commercial, a New York chartered commercial bank, to file all necessary applications with state and federal regulatory authorities to secure approval to establish a CEBA national credit card bank (the "Credit Card Bank") with federal insurance of accounts up to the maximum limit permitted by the FDIC. If the Credit Card Bank has been approved and established, ALBANK shall use best efforts to cause the Credit Card Bank to become a wholly-owned subsidiary of ALBANK Commercial at least five days prior to the Effective Time. If the Credit Card Bank has been approved and established, then after satisfaction or waiver of the conditions set forth in
Article VII and prior to the Effective Time, ALBANK shall use best efforts to cause ALBANK Commercial to contribute or transfer to the Credit Card Bank (i) all of its municipal deposits held in the State of New York and all other Bank Insurance Fund deposits at its head office in Albany, at book value, consisting
(ii) the head office in Albany, its fixed assets, credit card assets and cash, if necessary, with a book value equal to the aggregate of (x) the municipal deposits (principal plus accrued interest) contributed and (y) any state or federal net worth requirement.

     The parties hereto may agree on an alternative structure to accomplish the result sought by the foregoing actions, provided, however, that regardless of the structure employed, the creation of a Credit Card Bank or other mechanism to receive the municipal deposits will not constitute a condition to the obligations of either party to consummate the Company Merger, and COFI agrees to use its reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, aprovals and authorizations of all third parties and Governmental Authorities necessary to consummate the Company Merger prior to the consummation of the establishment of the Credit Card Bank and the contribution or transfer of assets and liabilities described in this
Section 2.01.

     2.02 The Company Merger.

               (a) Merger. At the Effective Time, ALBANK shall merge with and into Charter Michigan (the "Company Merger"), the separate corporate existence of ALBANK shall cease and Charter Michigan shall survive and continue to exist as a Michigan corporation (Charter Michigan, as the surviving corporation in the Company Merger, sometimes being referred to herein as the "Surviving Corporation").

               (b) Corporate Law Filings. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Company Merger shall become effective upon the occurrence of the filing in the office of the Delaware Secretary of a certificate of merger in accordance with
          Section 252 of the DGCL and the filing in the office of and endorsement by the Administrator of a certificate of merger in accordance with Section 735 of the MBCA or such later date and time as may be set forth in such certificates of merger.

               (c) Effects of Company Merger. The Company Merger shall have the effects prescribed in the DGCL and the MBCA, including but not limited to, Charter Michigan, as the Surviving Corporation, thereupon and thereafter possessing all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the corporations so merged and Charter Michigan, as the Surviving Corporation, becoming responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged. All rights of creditors and obligors and all liens on the property of each of ALBANK and Charter Michigan shall be preserved unimpaired.

               (d) Articles of Incorporation and By-Laws of Surviving Corporation. The Articles of Incorporation and Bylaws of Charter Michigan immediately after the Company Merger shall be those of Charter Michigan as in effect immediately prior to the Effective Time.

               (e) Directors and Officers of the Surviving Corporation. The directors and officers of Charter Michigan immediately after the Company Merger shall be the directors and officers of Charter Michigan immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

               (f) Service of Process. At the Effective Time, Charter Michigan, as the Surviving Corporation, consents to be sued and served with process in the State of Delaware and irrevocably appoints the Delaware Secretary as its agent to accept service of process in any proceeding in the State of Delaware to enforce against it any obligation of ALBANK.

               (g) Principal Office. The location of the principal office of Charter Michigan, as the Surviving Corporation, in the State of Michigan is 13606 Michigan Avenue, 2nd Floor, Dearborn, Michigan 48126.

               (h) Plan of Merger. At the reasonable request of any party, ALBANK, COFI and Charter Michigan shall enter into a separate plan of merger reflecting the terms of the Company Merger for purposes of any state law filing requirement.

         2.03 Bank Mergers. At the Effective Time and simultaneously with the Company Merger, each of ALBANK Commercial and ALBANK, FSB, a federally chartered savings bank and wholly owned Subsidiary of ALBANK, shall be merged with and into Charter One Bank F.S.B., a federally chartered savings bank and wholly-owned Subsidiary of Charter Michigan ("Charter One Bank"). Such mergers are hereinafter sometimes referred to as the "Bank Mergers". The Bank Mergers shall be implemented pursuant to Subsidiary Plan of Merger I and Subsidiary Plan of Merger II, in substantially the form of Exhibits B and C. In order to obtain the necessary state and federal regulatory approvals for the Bank Mergers, the parties hereto shall cause the following to be accomplished prior to the filing of applications for regulatory approval: (a) ALBANK shall cause the Board of Directors of ALBANK Commercial to approve Subsidiary Plan of Merger I, ALBANK as the sole stockholder of ALBANK Commercial shall approve Subsidiary Plan of Merger I, and ALBANK shall cause Subsidiary Plan of Merger I to be duly executed by ALBANK Commercial and delivered to COFI; (b) ALBANK shall cause the Board of Directors of ALBANK, FSB to approve Subsidiary Plan of Merger II, ALBANK as the sole stockholder of ALBANK, FSB shall approve Subsidiary Plan of Merger II, and ALBANK shall cause Subsidiary Plan of Merger II to be duly executed by ALBANK, FSB and delivered to COFI; and (c) Charter Michigan shall cause the Board of Directors of Charter One Bank to approve Subsidiary Plan of Merger I and Subsidiary Plan of Merger II, Charter Michigan as the sole stockholder of Charter One Bank shall approve Subsidiary Plan of Merger I and Subsidiary Plan of Merger II, and Charter Michigan shall cause Subsidiary Plan of Merger I and Subsidiary Plan of Merger II to be duly executed by Charter One Bank and delivered to ALBANK. Prior to the Effective Time, ALBANK shall cause ALBANK Commercial and ALBANK, FSB, and Charter Michigan shall cause Charter One Bank to execute such certificate of merger and articles of combination as are necessary to make effective the Bank Mergers and cause such documents to be timely and appropriately filed and endorsed, where required, by the New York State Banking Department and the OTS so that the Bank Mergers shall become effective at the Effective Time. If necessary to prevent COFI from being deemed subject to the BHCA for a moment in time, the Bank Mergers shall become effective immediately prior to the Company Merger.

         2.04 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Company Merger and the Bank Mergers (the "Effective Date") to occur on (i) the fifth business day to occur after the last of the conditions set forth in Article VII to be satisfied prior to the Effective Date shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of COFI by written notice to ALBANK not later than two business days after the last such condition in Article VII is satisfied, on the last business day of the month in which such fifth business day occurs) or (ii) such other date to which the parties may agree in writing. Except as provided in the last sentence of Section 2.03, the time on the Effective Date when the Company Merger and the Bank Mergers shall become effective is referred to as the "Effective Time."

         2.05 Reservation of Right to Revise Transaction. COFI may at any time prior to the Effective Time, with the prior consent of ALBANK (such consent not to be unreasonably withheld or delayed), change the method of effecting the Transaction or any part thereof if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of ALBANK Common Stock as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of ALBANK's stockholders as a result of receiving the Merger Consideration or the Company Merger qualifying for "pooling-of-interests" accounting treatment, (iii) materially impede or delay consummation of the Transaction, (iv) result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect, or (v) diminish the benefits, including membership on the COFI

Board or COFI Advisory Board, to be received by the directors, officers or employees of ALBANK and its Subsidiaries as set forth in this Agreement or in any other agreements between the parties made in connection with this Agreement.

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

     3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Company Merger and without any action on the part of any Person:

          (a) Outstanding ALBANK Common Stock. Each share, excluding Treasury Stock, of ALBANK Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, subject to Sections 2.03, 2.05 and 8.01(f) hereof, 2.16 shares of COFI Common Stock (the "Exchange Ratio"), including the corresponding number of Rights associated with the COFI Common Stock pursuant to the Rights Agreement dated November 20, 1989, as amended on May 26, 1995, between COFI and The First National Bank of Boston as Rights Agent. The Exchange Ratio shall be subject to adjustment as set forth in Sections 2.05 and 8.01(f).

          (b) Charter Michigan Common Stock. Each share of Charter Michigan common stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and continue to be an identical issued and outstanding or treasury share of Charter Michigan common stock after the Effective Time.

          (c) Outstanding COFI Common Stock. Each share of COFI Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and shall be unaffected by the Company Merger.

          (d) Treasury Shares. Each share of ALBANK Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of ALBANK Stock shall cease to be, and shall have no rights as, stockholders of ALBANK, other than to receive any dividend or other distribution with respect to such ALBANK Stock permitted under this Agreement with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of ALBANK or the Surviving Corporation of shares of ALBANK Stock.

     3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of COFI Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, COFI shall pay to each holder of ALBANK Common Stock who would otherwise be entitled to a fractional share of COFI Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the closing sale price of COFI Common Stock, as reported by the NASDAQ reporting system (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the last trading day immediately preceding the Effective Date.

     3.04 Exchange Procedures.

          (a) Deposit of New Certificates, Etc. At or prior to the Effective Time, COFI shall deposit, or shall cause to be deposited, with an independent exchange agent to be selected by COFI and reasonably acceptable to ALBANK (the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of ALBANK Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of COFI Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding shares of ALBANK Common Stock.

          (b) Transmittal and Deliveries. As promptly as practicable after the Effective Date, COFI shall send or cause to be sent to each former holder of record of shares of ALBANK Common Stock immediately prior to the Effective Time transmittal materials (which shall specify that risk of loss and title to Old Certificates shall pass only upon acceptance of such Old Certificates by COFI or the Exchange Agent) for use in exchanging such stockholder's Old Certificates for the consideration set forth in this
     Article III. COFI shall cause the New Certificates into which shares of a stockholder's ALBANK Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of ALBANK Common Stock (or indemnity reasonably satisfactory to COFI and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. Old Certificates surrendered for exchange by any person identified by ALBANK pursuant to
     Section 6.07 as an ALBANK Affiliate shall not be exchanged for New Certificates representing COFI Common Stock until COFI has received a written agreement from such person as specified in Section 6.07. COFI and the Exchange Agent shall be entitled to rely upon the stock transfer books of ALBANK to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Certificate, COFI or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (c) Escheat. Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of ALBANK Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) Restrictions on the Payment of Dividends and Voting. No dividends or other distributions with respect to COFI Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of ALBANK Common Stock converted in the Company Merger into the right to receive shares of such COFI Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04, and, following 180 days after the Effective Date, no such shares of ALBANK Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of COFI Common Stock such holder had the right to receive upon surrender of the Old Certificates.

          (e) Return of Exchange Fund to COFI. Any portion of the Exchange Fund that remains unclaimed by the stockholders of ALBANK for twelve months after the Effective Time shall be paid to COFI. Any stockholders of ALBANK who have not theretofore complied with this Article III shall thereafter look only to COFI for payment of the shares of COFI Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on COFI Common Stock deliverable in respect of each share of ALBANK Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     3.05 Anti-Dilution Provisions. In the event COFI changes (or establishes a record date for changing) the number of shares of COFI Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding COFI Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     3.06 Options.

          (a) Conversion. At the Effective Time, each option outstanding on the date of this Agreement (together with any mandatory grants required to be made to outside directors on the fourth Monday of December, 1998 pursuant to Section 6(a)(2) of the 1995 Stock Incentive Plan for Outside Directors, if and only if the Effective Time has not occurred prior to such date) to purchase shares of ALBANK Common Stock under the ALBANK Stock Plans (each, a "ALBANK Stock Option") and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by COFI and each such ALBANK Stock Option shall continue to be outstanding, but shall represent an option to purchase shares of COFI Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable ALBANK Stock Plan and ALBANK Stock Option):

               (i) the number of shares of COFI Common Stock to be subject to the continuing option shall be equal to the product of the number of shares of ALBANK Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of COFI Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

               (ii) the exercise price per share of COFI Common Stock under the continuing option shall be equal to the exercise price per share of ALBANK Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

          It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Code as to any ALBANK Stock Option which is an "incentive stock option".

          (b) Reservation of COFI Common Stock and Securities Filings. At all times after the Effective Time, COFI shall reserve for issuance such number of shares of COFI Common Stock as necessary so as to permit the exercise of continuing options in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. COFI shall make all filings required under federal and state securities laws promptly after the Effective Time so as to permit the exercise of such continuing options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and COFI shall continue to make such filings thereafter as may be necessary to permit the continued exercise of continuing options and sale of such shares.



                                   ARTICLE IV

                           ACTIONS PENDING TRANSACTION

     4.01 Forbearances of ALBANK. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or any separate agreement entered into by ALBANK and COFI on the date hereof, without the prior written consent of COFI (which consent under subsections (k) and (m) shall not be unreasonably withheld or delayed), ALBANK will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of ALBANK and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to (i) preserve intact in any material respect their business organizations and assets and (ii) maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair ALBANK's ability to perform any of its obligations under this Agreement.

          (b) ALBANK Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of ALBANK Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of ALBANK Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) Other Securities. Issue any other capital securities, capital stock of any Subsidiary, debentures, or subordinated notes.

          (d) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than (A), quarterly cash dividends on ALBANK Common Stock in an amount not to exceed $0.21 per share with record and payment dates consistent with past practice, (provided the declaration of the last quarterly dividend by ALBANK prior to the Effective Time and the payment thereof shall be coordinated with, and subject to the approval of COFI, so as to preclude any duplication of dividend benefit) and (B) dividends from wholly owned Subsidiaries to ALBANK or another wholly owned Subsidiary of ALBANK) on or in respect of, or declare or make any distribution on any shares of ALBANK Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or Rights.

          (e) Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of ALBANK or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) except (i) for oral at will employment agreements, (ii) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (iii) for other changes that are required by applicable law, or
     (iv) to satisfy contractual obligations and planned programs existing as of the date hereof that are Previously Disclosed

          (f) Benefit Plans. Enter into, establish, adopt or amend (except as may be required by existing contractual obligation or applicable law) any pension, profit sharing, employee stock ownership, retirement, stock option, stock appreciation, phantom stock, stock purchase, savings, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of ALBANK or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (g) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business for fair value and in a transaction that is not material to it and its Subsidiaries taken as a whole.

          (h) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

          (i) Governing Documents. Amend the ALBANK Certificate, ALBANK Bylaws or the certificate or articles of incorporation, charter or by-laws (or similar governing documents) of any of ALBANK's Subsidiaries.

          (j) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (k) Contracts. Except to satisfy Previously Disclosed written commitments outstanding on the date hereof, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect or renew any of its existing material contracts.

          (l) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to ALBANK and its Subsidiaries, taken as a whole.

          (m) Foreclose. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that ALBANK and its Subsidiaries shall not be required to obtain such a report with respect to one-to four-family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property might be in violation of or require remediation under Environmental Laws.

          (n) Deposit Taking and Branch Activities. In the case of ALBANK Commercial and ALBANK, FSB (i) voluntarily make any material changes in or to its deposit mix; (ii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practice; (iii) except as Previously Disclosed open any new branch or deposit taking facility; (iv) except as Previously Disclosed close or relocate any existing branch or other facility; or (v) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives materially in excess of the amounts budgeted in its 1998 business plan as Previously Disclosed;

          (o) Investments. Enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account except purchases and sales of securities consistent with past practice in order to maintain investment portfolios at ALBANK and its Subsidiaries that have risk and asset mix characteristics substantially similar to those of the respective investment portfolios as of the date hereof.

          (p) Capital Expenditures. Purchase or lease any fixed asset where the amount paid or committed thereof is in excess of $300,000, except for Previously Disclosed amounts budgeted in the 1998 budget.

          (q) Lending. (i) Make any material changes in its policies concerning loan underwriting or which persons may approve loans or fail to comply with such policies; or (ii) make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit (other than (A) in the case of a consumer loan or extension of credit, in a principal amount not in excess of $150,000 or an amount that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to not more than $250,000, (B) in the case of a loan secured by a first mortgage on an owner one-to-four single-family principal residence, in a principal amount not in excess of $350,000, (C) in the case of a loan secured by a first mortgage on commercial or industrial real property in a principal amount not in excess of $2,500,000 for any loan with personal recourse to the borrower or $1,000,000 for any loan without personal recourse to the borrower or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to not more than $12,000,000, (D) in the case of any commercial loan secured by a first lien on accounts receivable, inventory or other tangible assets, in a principal amount not in excess of $2,500,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to not more than $12,000,000, or (E) in the case of a new unsecured commercial line of credit (x) to a borrower whose annual gross sales are $25,000,000 or more, in a principal amount not in excess of $2,500,000 or (y) to a borrower whose annual gross sales are less than $25,000,000, in a principal amount not in excess of $1,000,000 and provided an existing unsecured commercial line of credit may be renewed not in excess of its existing amount) in each case without the prior written consent of COFI acting through its Chief Executive Officer or Executive Vice President of Lending in a written notice to ALBANK, which approval or rejection shall be given within five business days after delivery by ALBANK to such officer of COFI of the complete loan package;

          (r) Adverse Actions. (i) Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede (A) the Company Merger from qualifying for "pooling-of-interests" accounting treatment or (B) the Company Merger and the Bank Mergers from qualifying as reorganizations within the meaning of
     Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (s) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (t) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business and with a term of one year or less.

          (u) Commitments. Agree or commit to do any of the foregoing.

     4.02 Forbearances of COFI. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of ALBANK, (which consent under subsection (e) shall not be unreasonably withheld or delayed), COFI will not, and will cause each of its Subsidiaries not to:

          (a) Preservation. Fail to use reasonable efforts to (i) preserve intact in any material respect their business organizations and assets and
     (ii) maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair the ability of COFI or Charter Michigan to perform any of its obligations under this Agreement.

          (b) Extraordinary Dividends. Make, declare, pay or set aside for payment any extraordinary cash dividend or cash distribution.

          (c) Adverse Actions. (i) Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede (A) the Company Merger from qualifying for "pooling-of-interests" accounting treatment or (B) the Company Merger and the Bank Mergers from qualifying as reorganizations within the meaning of
     Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of COFI to exercise its rights under the Stock Option Agreement.

          (d) Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (e) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or a significant portion of the assets, business, deposits or properties of any other entity whose principal business is conducted in, or who maintains a significant physical presence in, the Community Reinvestment Act Assessment Areas of ALBANK, FSB or ALBANK Commercial.

          (f) Commitments. Agree or commit to do any of the foregoing.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        5.01 Disclosure Schedules. On or prior to the date hereof, COFI has delivered to ALBANK a schedule and ALBANK has delivered to COFI a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section
5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a Specified Representation if its absence would not be reasonably likely to result in the Specified Representation being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a Specified Representation shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. ALBANK's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of COFI.

     5.02 Standard. No representation or warranty of ALBANK or COFI contained in
Section 5.03(a), (c)(iii), (d), (e), (f)(i), (h), (n), (o), (q), (r), (s), (t),
(v), (w) and (y) or 5.04(a), (c), (d), (e), (f)(i), (h), (k), (m), (n), (o) (r),
(s) and (t) (collectively, the "Specified Representations") shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a Specified Representation, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any Specified Representation has had or is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title, if any, ranking not less than senior vice president and that party's in-house counsel, if any.

     5.03 Representations and Warranties of ALBANK. Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, ALBANK hereby represents and warrants to COFI:

          (a) Organization, Standing and Authority. ALBANK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ALBANK is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) ALBANK Stock. The authorized capital stock of ALBANK consists solely of (i) 50,000,000 shares of ALBANK Common Stock, of which 13,190,091 shares were outstanding as of the day prior to the date hereof (inclusive of RRP Shares), and (ii) 25,000,000 shares of ALBANK Preferred Stock, of which no shares are outstanding. The outstanding shares of ALBANK Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed, there are no shares of ALBANK Stock authorized and reserved for issuance, ALBANK does not have any Rights issued or outstanding with respect to ALBANK Stock, and ALBANK does not have any commitment to authorize, issue or sell any ALBANK Stock or Rights, other than pursuant to this Agreement and the Stock Option Agreement. The number of shares of ALBANK Common Stock which are issuable upon exercise of each ALBANK Stock Option outstanding as of the date hereof and the exercise price per share are Previously Disclosed.

          (c) Subsidiaries. (i)(A) ALBANK has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by ALBANK or its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55 and Section 114 of the New York Banking Law) and are owned by ALBANK or its Subsidiaries free and clear of any Liens.

               (ii) Neither ALBANK nor any ALBANK Subsidiary owns beneficially any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than a ALBANK Subsidiary.

               (iii) Each of ALBANK's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (d) Corporate Power. Each of ALBANK and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and ALBANK has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

          (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval of this Agreement (including the agreement of merger set forth herein) by the holders of a majority of the outstanding shares of ALBANK Common Stock entitled to vote thereon (which is the only ALBANK shareholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of ALBANK and the ALBANK Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of ALBANK, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (f) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by ALBANK or any of its Subsidiaries in connection with the execution, delivery or performance by ALBANK of this Agreement or the Stock Option Agreement or to consummate the Company Merger or the Bank Mergers except for (A) filings of applications or notices with federal and New York banking and thrift authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of (and endorsement of, if required) certificates of merger and articles of combination with the Delaware Secretary, the Administrator, the New York State Banking Department and the OTS. As of the date hereof, ALBANK is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

          (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or material agreement, indenture or instrument of ALBANK or of any of its Subsidiaries or to which ALBANK or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the ALBANK Certificate or the ALBANK By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, material agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents. (i) ALBANK's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996 and 1997, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1995 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, ALBANK's "SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of ALBANK and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of ALBANK and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

          (ii) Except for liabilities incurred in connection with negotiation of and compliance with this Agreement and otherwise in connection with the transactions contemplated hereby, since December 31, 1997, ALBANK and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

          (iii) Since December 31, 1997, (A) ALBANK and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section V.3 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to ALBANK.

          (h) Litigation. No material litigation, claim or other proceeding before any Governmental Authority is pending against ALBANK or any of its Subsidiaries and, to ALBANK's knowledge, no such litigation, claim or other proceeding has been threatened.

          (i) Regulatory Matters. (i) Neither ALBANK nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Federal Reserve System, the OTS, the New York Superintendent of Banks, the New York State Banking Department, and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

          (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (j) Compliance with Laws. Each of ALBANK and its Subsidiaries:

               (i) is in substantial compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

               (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to ALBANK's knowledge, no suspension or cancellation of any of them is threatened or will result from the consummation of the transactions contemplated by this Agreement; and

               (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority (A) asserting that ALBANK or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any material license, franchise, permit, or governmental authorization (nor, to ALBANK's knowledge, do any grounds for any of the foregoing exist).

          (k) Material Contracts; Defaults. Except for this Agreement, the Stock Option Agreement and those agreements and other documents filed as exhibits to its SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any material way the conduct of business by it or any of its Subsidiaries (it being understood that any non-compete or similar provision shall be deemed material). Neither it nor any of its Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (l) Brokers. No action has been taken by ALBANK that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Merrill Lynch.

          (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of ALBANK's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained by ALBANK or any of its Subsidiaries in which any employee or former employee, consultant or former consultant or director or former director of ALBANK or any of its Subsidiaries participates or to which any such employees, consultants or directors are a party other than plans and programs involving immaterial obligations (the "Compensation and Benefit Plans"). Except as expressly contemplated by a separate agreement entered into by ALBANK and COFI on the date hereof, neither ALBANK nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

          (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS, and ALBANK is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of ALBANK, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither ALBANK nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject ALBANK or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

          (iii) No material liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by ALBANK or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with ALBANK under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of ALBANK, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to ALBANK's knowledge, no condition exists that presents a material risk that such proceedings will be instituted by the PBGC. To the knowledge of ALBANK, there is no pending investigation or enforcement action by the PBGC, DOL or IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither a material adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

          (iv) All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which ALBANK or any of its Subsidiaries is a party have been timely made or have been reflected on ALBANK's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
     Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of ALBANK, any of its Subsidiaries or any ERISA Affiliate
     (x) has provided, or would reasonably be expected to be required to provide, security to any

     Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

          (v) Except as Previously Disclosed, neither ALBANK nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as Previously Disclosed, there has been no communication to employees by ALBANK or any of its Subsidiaries that would reasonably be expected to promise or guarantee such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

          (vi) ALBANK and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign employees.

          (vii) With respect to each Compensation and Benefit Plan, if applicable, ALBANK has provided or made available to COFI, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

          (viii) Except as Previously Disclosed or expressly contemplated by a separate agreement entered into by ALBANK and COFI on the date hereof, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any employee, consultant or director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

          (ix) Neither ALBANK nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

          (x) To the knowledge of ALBANK, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of COFI, ALBANK or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future (provided this representation does not take into account any payments to be made pursuant to any employment agreement to be entered into by COFI and the Chief Executive Officer of ALBANK).

          (xi) There are no LSAR's, Tandem SARs, Stand-Alone SARs or shares of Phantom Stock (as such terms are defined in the ALBANK Stock Plans) outstanding under the ALBANK Stock Plans (other than LSARs outstanding as of December 31, 1997 and Previously Disclosed including the name of the holder and the strike prices of each holder's LSARs) and except as Previously Disclosed neither ALBANK nor any ALBANK Subsidiary has any commitment or obligation to make any awards thereof.

          (xii) There are no phantom stock shares or awards outstanding, except for those allocated under the ALBANK, FSB Supplemental Deferred Compensation Plan, which shares or awards are set forth for each participant in the Disclosure Schedule.

          (n) Labor Matters. Neither ALBANK nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is ALBANK or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel ALBANK or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to ALBANK's knowledge, threatened, nor is ALBANK aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (o) Takeover Laws; Dissenters Rights. Subject to the continuing accuracy of COFI's representation in Section 5.04(q), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are not subject to the requirements of any "moratorium," "control share", "fair price", "affiliate transactions", "business combination" or other antitakeover laws and regulations of any state, including the provisions of
     Section 203 of the DGCL ("Takeover Laws") applicable to ALBANK or any ALBANK Subsidiary. Subject to the continuing accuracy of COFI's representation in Section 5.04 (q), the provisions of Article EIGHTH of the ALBANK Certificate do not apply to the entering into of this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Company Merger. Subject to the fulfillment of the conditions of Section 262(b) of the DGCL, holders of ALBANK Common Stock will not have dissenters' rights in connection with the Company Merger.

          (p) Environmental Matters. To ALBANK's knowledge, neither the conduct nor operation of ALBANK or its Subsidiaries nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, results or resulted in a material violation of any Environmental Laws and to ALBANK's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to ALBANK or any ALBANK Subsidiary under Environmental Laws. To ALBANK's knowledge, except for any notice for which, in ALBANK's reasonable judgment, there is no reasonable basis, neither ALBANK nor any of its Subsidiaries has received any notice from any person or entity that ALBANK or its Subsidiaries or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are or were in material violation of or otherwise are alleged to have material liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (q) Tax Matters. (i) (a) All Tax Returns that are required to be filed by or with respect to ALBANK and its Subsidiaries have been duly filed, or requests for extensions have been timely filed or an extension is automatic) and any such extension has been granted and has not been rescinded, (b) all Taxes shown to be due on Tax Returns referred to in clause (a), if filed, and all Taxes required to be shown on the Tax Returns for which extensions have been granted have been paid in full or adequate provision has been made for such Taxes on ALBANK's most recent balance sheet provided to COFI, (c) the Tax Returns referred to in clause (a) that have been filed have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired,
     (d) all deficiencies asserted or assessments made as a result of such examinations have been paid in full or non-material amounts are being contested in good faith, (e) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (a) are currently pending, and (f) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of ALBANK or its Subsidiaries. ALBANK has made available to COFI true and correct copies of the United States federal income Tax Returns filed by ALBANK and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1997. Neither ALBANK nor any of its Subsidiaries has any material liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by ALBANK's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in ALBANK's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither ALBANK nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Company Merger and the Bank Mergers from qualifying as reorganizations within the meaning of
     Section 368(a) of the Code.

          (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

          (iii) ALBANK and its Subsidiaries will not be liable for any taxes as a result of the Company Merger.

          (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for ALBANK's own account, or for the account of one or more of ALBANK's Subsidiaries or their customers (all of which are Previously Disclosed), were entered into
     (i) in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of ALBANK or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither ALBANK nor its Subsidiaries, nor to ALBANK's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

          (s) Books and Records. The books and records of ALBANK and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

          (t) Insurance. ALBANK's Disclosure Schedule sets forth all of the material insurance policies, binders, or bonds maintained by ALBANK or its Subsidiaries.

     ALBANK and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of ALBANK reasonably has determined to be prudent in accordance with industry practices and in accordance in all material respects with all contractual obligations. All such insurance policies are in full force and effect; ALBANK and its Subsidiaries are not in material default thereunder; and all material claims thereunder have been filed in due and timely fashion.

          (u) Accounting Treatment. As of the date hereof, ALBANK is aware of no reason why the Company Merger will fail to qualify for "pooling-of-interests" accounting treatment.

          (v) Year 2000. Neither ALBANK nor any of its Subsidiaries has reason to believe that it will receive a rating of less than "satisfactory" on any Year 2000 Report of Examination of any Regulatory Authority. ALBANK has disclosed to COFI a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.

          (w) Governmental Reviews. No investigation or review by any Governmental Authority with respect to ALBANK or any ALBANK Subsidiary is pending or, to the knowledge of ALBANK, threatened, nor has any Governmental Authority indicated to ALBANK or any ALBANK Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

          (x) Fairness Opinion. On the date of this Agreement, Merrill Lynch & Co. has provided to the ALBANK Board a written fairness opinion to the effect that the Exchange Ratio is fair to the stockholders of ALBANK from a financial point of view.

          (y) Compliance with Servicing Obligations. ALBANK and the ALBANK Subsidiaries are in compliance in all material respects with all contract, agency and investor requirements and guidelines, and all applicable laws, rules and regulations of Governmental Authorities, relating to the servicing and administration of loans by them, or any of them, including but not limited to, properly and timely making interest rate adjustments to adjustable rate loans.

          (z) Disclosure. The representations and warranties contained in this
     Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

     5.04 Representations and Warranties of COFI. Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, COFI hereby represents and warrants to ALBANK as follows:

          (a) Organization, Standing and Authority. COFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. COFI is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) COFI Stock. (i) As of the date hereof, the authorized capital stock of COFI consists solely of (i) 180,000,000 shares of COFI Common Stock, of which no more than 128,164,618 shares were outstanding, and 1,750,592 shares were held in treasury, as of the day prior to the date hereof and (ii) 20,000,000 shares of preferred stock, $0.01 par value per share, of which none were issued and outstanding on the date hereof. As of the date hereof, COFI does not have any Rights issued or outstanding with respect to COFI Common Stock and COFI does not have any commitment to authorize, issue or sell any COFI Common Stock or Rights, other than pursuant to (i) this Agreement, (ii) an Agreement and Plan of Merger and Reorganization with CS Financial Corporation and The Cuyahoga Savings Association dated April 23, 1998, (iii) outstanding stock options (and any mandatory future awards under stock option plans) that have been Previously Disclosed, (iv) its dividend reinvestment plan on terms Previously Disclosed, and (v) the Rights Agreement referred to in Section 3.01(a) hereof. The outstanding shares of COFI Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

          (ii) The shares of COFI Common Stock to be issued in exchange for shares of ALBANK Common Stock in the Company Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (c) Subsidiaries. Each of COFI's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and COFI owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries.

          (d) Corporate Power. Each of COFI and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of COFI and Charter Michigan has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and in the case of COFI, the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

          (e) Corporate Authority. Subject to the approval of the issuance of COFI Common Stock to be issued in the Company Merger by the holders of COFI Common Stock in accordance with the NASDAQ rules (which is the only COFI stockholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of COFI and Charter Michigan and the COFI Board and the Charter Michigan Board on or prior to the date hereof. This Agreement is a valid and legally binding agreement of COFI and Charter Michigan, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (f) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by COFI or any of its Subsidiaries in connection with the execution, delivery or performance by COFI or Charter Michigan of this Agreement or to consummate the Company Merger or the Bank Mergers except for (A) the filings referred to in
     Section 5.03(f)(i); (B) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of COFI Common Stock in the Company Merger; and (C) receipt of the approvals set forth in
     Section 7.01(b). As of the date hereof, COFI is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

          (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or material agreement, indenture or instrument of COFI or of any of its Subsidiaries or to which COFI or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of COFI or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, material agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) COFI's SEC Documents, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of COFI and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of COFI and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (ii) Since December 31, 1997, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to COFI.

          (h) Litigation; Regulatory Action. (i) No material litigation, claim or other proceeding before any Governmental Authority is pending against COFI or any of its Subsidiaries and, to COFI's knowledge, no such litigation, claim or other proceeding has been threatened.

          (ii) Neither COFI nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has COFI or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i) Compliance with Laws. Each of COFI and its Subsidiaries:

               (i) is in substantial compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

               (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened or will result from the consummation of the transactions contemplated by this Agreement; and

               (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority (A) asserting that COFI or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any material license, franchise, permit, or governmental authorization (nor, to COFI's knowledge, do any grounds for any of the foregoing exist).

          (j) Brokers. No action has been taken by COFI that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except for a fee to be paid to Lehman Brothers.

          (k) Takeover Laws. COFI has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to COFI or Charter Michigan or their Subsidiaries.

          (l) Environmental Matters. To COFI's knowledge, neither the conduct nor operation of COFI or its Subsidiaries nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, results or resulted in a material violation of any Environmental Laws and to COFI's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to COFI or any COFI Subsidiary under Environmental Laws. To COFI's knowledge, except for any notice for which, in COFI's reasonable judgment, there is no reasonable basis, neither COFI nor any of its Subsidiaries has received any notice from any person or entity that COFI or its Subsidiaries or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are or were in material violation of or otherwise are alleged to have material liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (m) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to COFI and its Subsidiaries have been duly filed, or requests for extensions have been timely filed (or an extension is automatic) and any such extension has been granted and has not been rescinded, (ii) all Taxes shown to be due on Tax Returns referred to in clause (i) , if filed, and all Taxes required to be shown on the Tax Returns for which extensions have been granted have been paid in full or adequate provision has been made for such Taxes on COFI's most recent balance sheet provided to ALBANK, (iii) the Tax Returns referred to in clause (i) that have been filed have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, or non-material amounts are being contested in good faith, (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of COFI or its Subsidiaries. Neither COFI nor any of its Subsidiaries has any material liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by COFI's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in COFI's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither COFI nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Company Merger and the Bank Mergers from qualifying as reorganizations within the meaning of Section 368(a) of the Code.

          (n) Books and Records. The books and records of COFI and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

          (o) Insurance. COFI's Disclosure Schedule sets forth all of the material insurance policies, binders, or bonds maintained by COFI or its Subsidiaries. COFI and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of COFI reasonably has determined to be prudent in accordance with industry practices and in all material respects in accordance with all contractual obligations. All such insurance policies are in full force and effect; COFI and its Subsidiaries are not in material default thereunder; and all material claims thereunder have been filed in due and timely fashion.

          (p) Accounting Treatment. As of the date hereof, COFI is aware of no reason why the Company Merger will fail to qualify for "pooling-of-interests" accounting treatment.

          (q) COFI Ownership of ALBANK Stock. Neither COFI nor any of its Subsidiaries either beneficially owns any shares of ALBANK Common Stock or, other than as contemplated by this Agreement and the Stock Option Agreement, has any option, warrant or right of any kind to acquire the beneficial ownership of any shares of ALBANK Common Stock.

          (r) Year 2000. Neither COFI nor any of its Subsidiaries has reason to believe that it will receive a rating of less than "satisfactory" on any OTS Year 2000 Report of Examination. COFI has disclosed to ALBANK a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.

          (s) Governmental Reviews. No investigation or review by any Governmental Authority with respect to COFI or any of its Subsidiary is pending or, to the knowledge of COFI, threatened, nor has any Governmental Authority indicated to COFI or any of its Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

          (t) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for COFI's own account, or for the account of one or more of COFI's Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of COFI or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither COFI nor its Subsidiaries, nor to COFI's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

          (u) Fairness Opinion. On the date of this Agreement, Lehman Brothers has provided to the COFI Board a written fairness opinion to the effect that the Exchange Ratio is fair to the stockholders of COFI from a financial point of view.

          (v) Disclosure. The representations and warranties contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.


                                   ARTICLE VI

                                    COVENANTS


     6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of ALBANK and COFI agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction and shall cooperate fully with the other party hereto to that end.

     6.02 Stockholder Approvals. COFI and ALBANK agree to take, in accordance with applicable law or NASDAQ rules and their certificates of incorporation and by-laws, all action necessary to convene an appropriate meeting of their stockholders to consider and vote upon, in the case of ALBANK, the approval and adoption of this Agreement and in the case of COFI to approve the issuance of COFI Common Stock to be issued in the Company Merger, and in each case any other matter required to be approved by such stockholders for consummation of the Company Merger (including any adjournment or postponement, the "COFI Meeting" or "ALBANK Meeting", whichever is applicable), in each case as promptly as practicable after the Registration Statement is declared effective. The COFI Board and the ALBANK Board shall each recommend such approval, and COFI and ALBANK shall take all reasonable, lawful action to solicit such approval by its stockholders; provided if either the ALBANK Board or COFI Board has received a written opinion from its outside counsel to the effect that such recommendation would result in violation of its fiduciary duties to stockholders under applicable law arising by virtue of ALBANK's receipt of a ALBANK Proposal or COFI's receipt of a COFI Proposal, whichever is applicable, then such Board will not be required to make such recommendation.

     6.03 Registration Statement. (a) COFI agrees to prepare a registration statement on Form S-4 (the "Registration Statement") to be filed by COFI with the SEC in connection with the issuance of COFI Common Stock in the Company Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of COFI and ALBANK constituting a part thereof (the "Proxy Statement") and all related documents). ALBANK agrees to cooperate, and to cause its Subsidiaries to cooperate, with COFI, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that ALBANK and its Subsidiaries have cooperated as required above, COFI agrees to file the Registration Statement (or the form of the Proxy Statement) in preliminary form with the SEC as promptly as reasonably practicable and shall use reasonable efforts to cause such filing to occur within 70 days after execution of this Agreement. If COFI files the Proxy Statement in preliminary form, it agrees to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of ALBANK and COFI agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. COFI also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. ALBANK agrees to furnish to COFI all information concerning ALBANK, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of ALBANK and COFI agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the COFI Meeting or the ALBANK Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of ALBANK and COFI further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) COFI agrees to advise ALBANK, promptly after COFI receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of COFI Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     (d) Each of COFI and ALBANK, in consultation with the other, shall employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the matters to be considered and voted upon at the COFI Meeting and ALBANK Meeting.

     6.04 Press Releases. Each of ALBANK and COFI agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules, and then only after making reasonable efforts to first consult with the other party.

     6.05 Access; Information. (a) Each of ALBANK and COFI agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's Representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

     (b) Each of ALBANK and COFI agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section
6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents, extracts thereof or notes, analyses, compilations, studies or other documents containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

     6.06 ALBANK Proposal. ALBANK agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any ALBANK Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than COFI with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a ALBANK Proposal in existence on the date hereof. ALBANK shall promptly (within 24 hours) advise COFI following the receipt by ALBANK of any ALBANK Proposal and the substance thereof (including the identity of the person making such ALBANK Proposal), and advise COFI of any material developments with respect to such ALBANK Proposal immediately upon the occurrence thereof. Notwithstanding the foregoing but only after receipt of a ALBANK Proposal and during the period prior to the ALBANK Meeting, ALBANK may provide information at the request of or enter into negotiations with a third party with respect thereto, if the ALBANK Board receives a written opinion from its outside counsel to the effect that the failure to do so would result in a breach of the fiduciary duties of the ALBANK Board to its stockholders under applicable law.

     6.07. Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, (i) COFI shall deliver to ALBANK a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the COFI Meeting, deemed to be an "affiliate" of COFI (each, a "COFI Affiliate") as that term is used in SEC Accounting Series Releases 130 and 135; and (ii) ALBANK shall deliver to COFI a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the ALBANK Meeting, deemed to be an "affiliate" of ALBANK (each, a "ALBANK Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

     (b) Each of ALBANK and COFI shall use its respective reasonable best efforts to cause each person who may be deemed to be a ALBANK Affiliate or a COFI Affiliate, as the case may be, to execute and deliver to ALBANK and COFI on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit D or Exhibit E, respectively.

     6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

     6.09 Certain Policies. Prior to the Effective Date, ALBANK shall, and shall cause its Subsidiaries, but only to the extent consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and COFI, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of COFI; provided, however, that ALBANK shall not be obligated to take any such action pursuant to this
Section 6.09 unless and until COFI acknowledges that all conditions to its obligation to consummate the Transaction have been satisfied and certifies to ALBANK that COFI's representations and warranties, subject to Section 5.02, are true and correct as of such date and that COFI is otherwise in material compliance with this Agreement. ALBANK's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09.

     6.10 NASDAQ Listing. COFI agrees to use its best efforts to list, prior to the Effective Time, on the NASDAQ, subject to official notice of issuance, the shares of COFI Common Stock to be issued to the holders of ALBANK Common Stock in the Company Merger.

     6.11 Regulatory Applications. (a) COFI and ALBANK and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of COFI and ALBANK shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.12 Indemnification. (a) Following the Effective Date and for a period of six years thereafter, COFI shall indemnify, defend and hold harmless the present and former directors, officers and employees of ALBANK and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that ALBANK is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the State of Delaware, the ALBANK Certificate and the ALBANK By-Laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Delaware law, the ALBANK Certificate and the ALBANK By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to COFI) selected by COFI and reasonably acceptable to such officer or director.

     (b) For a period of three years from the Effective Time, COFI shall use its best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of ALBANK or any of its Subsidiaries (determined as of the Effective Time) (as opposed to ALBANK) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by ALBANK; provided, however, that in no event shall COFI be required to expend in the aggregate during the coverage period more than 300 percent of the current annual amount expended by ALBANK (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if COFI is unable to maintain or obtain the insurance called for by this Section 6.12(b), COFI shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of ALBANK or any Subsidiary may be required to make application and provide customary representations and warranties to COFI's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify COFI thereof; provided that the failure so to notify shall not affect the obligations of COFI under Section 6.12(a) unless and to the extent that COFI is actually prejudiced as a result of such failure.

     (d) If COFI or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of COFI shall assume the obligations set forth in this Section 6.12.

     6.13 Benefit Plans.

          (a) At the Effective Time, COFI or a COFI Subsidiary shall be substituted for ALBANK or a ALBANK Subsidiary as the sponsoring employer under those benefit and welfare plans with respect to which ALBANK or any of its Subsidiaries is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in ALBANK or its Subsidiary with respect to each such plan. Except as expressly contemplated by a separate agreement entered into by ALBANK and COFI on the date hereof, each such plan shall be continued in effect by COFI or any applicable COFI Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Company Merger or the Bank Mergers, subject to the power reserved to COFI or any applicable COFI Subsidiary under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall comply with applicable law. ALBANK, each ALBANK Subsidiary, and COFI will use all reasonable efforts
     (i) to effect said substitutions and assumptions, and such other actions contemplated under this

     Agreement, and (ii) to amend such plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

          (b) At or as promptly as practicable after the Effective Time as COFI shall reasonably determine, COFI shall provide, or cause a COFI Subsidiary to provide, to each full time employee of ALBANK, and its wholly-owned Subsidiaries as of the Effective Time ("ALBANK Employees") the opportunity to participate in each employee benefit and welfare plan maintained by COFI or a COFI Subsidiary, whichever is applicable, for similarly-situated employees provided that with respect to such plans maintained by COFI or a COFI Subsidiary, whichever is applicable, ALBANK Employees shall be given credit for service recognized under the corresponding plan of ALBANK and its Subsidiaries in determining participation in, eligibility for and vesting in benefits thereunder, and only with respect to severance and vacation plans, accrual of benefits; provided further that ALBANK Employees shall not be subject to any waiting periods or pre-existing condition exclusions under the group health plan of COFI or any applicable COFI Subsidiary to the extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under the applicable ALBANK group health plan; and provided further that to the extent that the initial period of coverage for ALBANK Employees under any plan of COFI or a COFI Subsidiary, whichever is applicable, that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, ALBANK Employees shall be given credit under the applicable welfare plan for any deductibles and co-insurance payments made by such ALBANK Employees under the corresponding ALBANK welfare plan during the balance of such 12-month period of coverage. Nothing in the preceding sentence shall obligate COFI or any COFI Subsidiary to provide or cause to be provided any benefits duplicative to those provided under any ALBANK benefit or welfare plan continued pursuant to subparagraph (a) above, including, but not limited to, extending participation in any plan which is an "employee pension benefit plan" under ERISA relative to any period of time with respect to which allocations are made to ALBANK Employees under any employee pension benefit plan maintained or sponsored by ALBANK or a ALBANK Subsidiary. Except as otherwise provided in this Agreement, the power of COFI or any COFI Subsidiary to amend or terminate any benefit or welfare plans of ALBANK and its Subsidiaries shall not be altered or affected. Moreover, this subsection 6.13(b) shall not confer upon any ALBANK Employee any rights or remedies hereunder and shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at COFI or any COFI Subsidiary.

          (c) Any separate agreement entered into by ALBANK and COFI on the date hereof relating to employee or director benefits is incorporated herein by reference and shall be deemed a part of this Agreement.

     6.14 Notification of Certain Matters. Each of ALBANK and COFI shall give prompt notice to the other of any fact, event or circumstance known to it that
(i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, (ii) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein as of the date of this Agreement or (iii) would require any material amendment to any information Previously Disclosed arising from events or circumstances after the date of this Agreement or otherwise would cause a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.15 Directors. (i) At the Effective Time, COFI agrees to cause Herbert Chorbajian to be elected to the COFI Board with the title of "Vice-Chairman" for a term expiring in April 1999, and Karen Hitchcock to be elected to the COFI Board for a term expiring in April 2000 and (iii) within 12 months of the Effective Time, COFI agrees, subject to OTS approval, to cause John Nigro to be elected to the COFI Board..

     6.16 Advisory Board Membership. At the Effective Time, each member of the ALBANK Board (other than Herbert Chorbajian and Karen Hitchcock) shall be offered the opportunity to become a member of an advisory board to be established by COFI for a five year term, which advisory board shall advise COFI with respect to the geographic areas in which ALBANK, FSB and ALBANK Commercial operate as of the date hereof; provided, however, any person serving on such advisory board who subsequently becomes a director of COFI or any COFI Subsidiary shall cease to be a member of the advisory board on the date that he or she commences serving as a director of COFI or any COFI Subsidiary.

     6.17 COFI Fee. If (a) the ALBANK Board shall have failed to unanimously recommend approval and adoption of this Agreement to the ALBANK stockholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of COFI, (b) ALBANK shall have provided information to or entered into negotiations with a third party with respect to a ALBANK Proposal as permitted by Section 6.06, (c) ALBANK shall be in material and willful breach of any of its covenants contained in this Agreement such that COFI shall be entitled to terminate this Agreement pursuant to Section 8.01(b), or (d) the stockholders of ALBANK do not approve and adopt this Agreement at the ALBANK Meeting, in each case after there has been proposed by a third party a ALBANK Acquisition Transaction (the "ALBANK Proposal"), then, in any such event, upon the actual consummation of a ALBANK Acquisition Transaction with a third party within 15 months after the ALBANK Proposal, ALBANK shall pay COFI a fee of $40 million. The fee to be paid pursuant to this
Section 6.17 shall be reduced to $15 million if either (a) COFI has acquired any shares pursuant to the exercise of its Option (as defined in the Stock Option Agreement), ALBANK has repurchased the Option pursuant to the Stock Option Agreement or ALBANK has paid COFI the Surrender Price (as defined in the Stock Option Agreement) pursuant to the Stock Option Agreement or (b) COFI refuses to execute and deliver a written release of all of COFI's rights under the Stock Option Agreement against delivery and payment of the full fee set forth in the preceding sentence. Any payment made pursuant to this Section 6.17 shall be made in immediately available funds.

     Notwithstanding anything to the contrary contained herein, the fee provided for in this Section 6.17 shall not be payable if ALBANK has terminated, or has or had the right to terminate, this Agreement pursuant to Section 8.01(b), 8.01(d)(i), 8.01(d)(ii) as a result of the COFI stockholders not approving the issuance of COFI Common Stock to be issued in the Company Merger or Section 8.01(e).

     For purposes of the foregoing, "ALBANK Acquisition Transaction" shall have the same meaning as the term "Acquisition Transaction" in the Stock Option Agreement except that the percentage referred to in clause (z) of the second sentence shall be 25%.

     6.18 ALBANK Fee. If (a) the COFI Board shall have failed to unanimously recommend to the COFI stockholders approval of the issuance of COFI Common Stock to be issued in the Company Merger, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of ALBANK, (b) COFI shall be in material and willful breach of any of its covenants contained in this Agreement such that ALBANK shall be entitled to terminate this Agreement pursuant to Section 8.01(b), or (c) the stockholders of COFI do not approve the issuance of the COFI Common Stock to be issued in the Company Merger at the COFI Meeting, in each case after there has been proposed by a third party a COFI Acquisition Transaction (the "COFI Proposal"), then, in any such event, upon the actual consummation of a COFI Acquisition Transaction with a third party within 15 months after the COFI Proposal, COFI shall pay ALBANK a fee of $15 million, in immediately available funds.

     Notwithstanding anything to the contrary contained herein, the fee provided for in this Section 6.18 shall not be payable if COFI has terminated, or has or had the right to terminate, this Agreement pursuant to Section 8.01(b), 8.01(d)(i), 8.01(d)(ii) as a result of the ALBANK stockholders not approving and adopting this Agreement or Section 8.01(e).

     For purposes of the foregoing, "COFI Acquisition Transaction" shall have the same meaning as the term ALBANK Acquisition Transaction as such term is defined for purposes of Section 6.17, except that COFI shall be substituted for ALBANK as the target of such acquisition transaction.

     6.19. Charitable Contributions. Following the Effective Date, COFI shall for a period of five years maintain the aggregate level of charitable contributions in ALBANK markets equal to the amount that appears in the ALBANK 1998 budget.

     6.20 Consent Decree. The parties shall use their reasonable best efforts to cause the Consent Decree entered by the United States District Court of the Northern District of New York in the matter of UNITED STATES OF AMERICA V. ALBANK, FSB ET. AL. to be clarified prior to the Effective Time by amending the last sentence of Paragraph 1 of Section VII to provide that in the event of the consummation of the Transaction "All provisions of this Decree except as further limited in Section III shall only apply to those geographic regions where ALBANK, FSB or ALBANK Commercial did business during calendar year 1998 through the day next preceding the Effective Date, directly or through correspondents".


                                   ARTICLE VII

                CONDITIONS TO CONSUMMATION OF THE COMPANY MERGER

     7.01 Conditions to Each Party's Obligation to Effect the Company Merger. The respective obligation of each of COFI, ALBANK and their respective Subsidiaries to consummate the Company Merger is subject to the fulfillment or written waiver by COFI and ALBANK prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approvals. This Agreement shall have been duly adopted by the requisite vote of the stockholders of ALBANK under the DGCL and the issuance of COFI Common Stock as contemplated by this Agreement shall have been approved by the requisite vote of the COFI stockholders under NASDAQ rules.

          (b) Regulatory Approvals. All regulatory approvals required to consummate the Company Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the COFI Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on COFI and its Subsidiaries taken as a whole or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the COFI Board reasonably determines would either before or after the Effective Time be unduly burdensome.

          (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Company Merger.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of COFI Common Stock to be issued in the Company Merger shall have been received and be in full force and effect.

          (f) Listing. The shares of COFI Common Stock to be issued in the Company Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

          (g) Permits, Authorizations. Each of COFI and ALBANK shall have obtained all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Company Merger.

     7.02 Conditions to Obligation of ALBANK. The obligation of ALBANK and its Subsidiaries to consummate the Company Merger is also subject to the fulfillment or written waiver by ALBANK prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of COFI set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that (i) representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date and (ii) with respect to any information provided by COFI pursuant to Section 6.14(iii) relating to Section 5.04(l) on account of events arising after the date of this Agreement the representations and warranties in Section 5.04(l) shall be deemed true and correct as of the Effective Date unless such information individually or taken together with other facts, events and circumstances has resulted in or is reasonably likely to result in a Material Adverse Effect on COFI), and ALBANK shall have received a certificate, dated the Effective Date, signed on behalf of COFI by the Chief Executive Officer and the Chief Financial Officer of COFI to such effect.

          (b) Performance of Obligations of COFI. COFI and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and ALBANK shall have received a certificate, dated the Effective Date, signed on behalf of COFI by the Chief Executive Officer and the Chief Financial Officer of COFI to such effect.

          (c) Opinion of ALBANK's Counsel. ALBANK shall have received an opinion of Cleary, Gottlieb, Steen and Hamilton, counsel to ALBANK, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Company Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of ALBANK who receive shares of COFI Common Stock in exchange for shares of ALBANK Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, Cleary, Gottlieb, Steen & Hamilton may require and rely upon representations contained in letters from ALBANK, COFI and others.

     7.03 Conditions to Obligation of COFI. The obligation of COFI and its Subsidiaries to consummate the Company Merger is also subject to the fulfillment or written waiver by COFI prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of ALBANK set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that (i) representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date and (ii) with respect to any information provided by ALBANK pursuant to Section 6.14(iii) relating to Section 5.03(p) on account of events arising after the date of this Agreement the representations and warranties in Section 5.03(p) shall be deemed true and correct as of the Effective Date unless such information individually or taken together with other facts, events and circumstances has resulted in or is reasonably likely to result in a Material Adverse Effect on ALBANK) and COFI shall have received a certificate, dated the Effective Date, signed on behalf of ALBANK by the Chief Executive Officer and the Chief Financial Officer of ALBANK to such effect.

          (b) Performance of Obligations of ALBANK. ALBANK and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and COFI shall have received a certificate, dated the Effective Date, signed on behalf of ALBANK by the Chief Executive Officer and the Chief Financial Officer of ALBANK to such effect.

          (c) Opinion of COFI's Counsel. COFI shall have received an opinion of Silver, Freedman & Taff, L.L.P., special counsel to COFI, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Company Merger and the Bank Mergers constitute reorganizations under Section 368 of the Code. In rendering its opinion, Silver, Freedman & Taff, L.L.P. may require and rely upon representations contained in letters from COFI, ALBANK and others.

          (d) Accounting Treatment. COFI shall have received from Deloitte & Touche, LLP, COFI's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Company Merger shall qualify for pooling-of-interests accounting treatment.

          (e) Compliance with Consent Decree. ALBANK and the ALBANK Subsidiaries shall be in compliance in all material respects with the Consent Decree referred to in Section 6.20, and COFI shall have received a certificate, dated the Effective Date, signed on behalf of ALBANK by the Chief Executive Officer and General Counsel of ALBANK to such effect.

                                  ARTICLE VIII

                                   TERMINATION

     8.01 Termination. This Agreement may be terminated, and the Transactions may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of COFI and ALBANK, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach. At any time prior to the Effective Time, by COFI or ALBANK, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject in the case of Specified Representations to the standard set forth in
     Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party in any material respect of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

          (c) Delay. At any time prior to the Effective Time, by COFI or ALBANK, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Company Merger is not consummated by February 28, 1999, except to the extent that the failure of the Company Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

          (d) No Approval. By ALBANK or COFI, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Company Merger and the Bank Mergers shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.01(a) herein is not obtained at the ALBANK Meeting or the COFI Meeting.

          (e) Failure to Recommend, Etc. At any time prior to the ALBANK Meeting, by COFI if the ALBANK Board shall have failed to unanimously recommend approval and adoption of this Agreement to the ALBANK stockholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of COFI; or at any time prior to the COFI Meeting, by ALBANK, if the COFI Board shall have failed to unanimously recommend to the COFI stockholders approval of the issuance of COFI Common Stock to be issued pursuant to the Company Merger, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of ALBANK.

          (f) Possible Adjustment. By ALBANK, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date (or such shorter period of time from the Determination Date to the Effective Date as contemplated by Section 2.04(i)), if both of the following conditions are satisfied:

              (i)       the Average Closing Price shall be less than the product
                    of 0.825 and the Starting Price; and

              (ii)      (A) the number obtained by dividing the Average Closing
                    Price by the Starting Price (such number being referred to herein as the "COFI Ratio") shall be less than (B) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.175 from the quotient in this clause
                    (ii)(B) (such number being referred to herein as the "Index Ratio");

     subject, however, to the following three sentences. If ALBANK elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice thereof to COFI; provided, that such notice of election to terminate may be withdrawn at any time within the above stated period. During the five-day period commencing with its receipt of such notice, COFI shall have the option of adjusting the Exchange Ratio to equal the lesser of (x) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.825, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (y) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the COFI Ratio. If COFI so elects, within such five-day period, it shall give prompt written notice to ALBANK of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.01(f) and this Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Ratio shall have been so modified and except that the Effective Date shall occur on the later of the Effective Date as determined pursuant to Section 2.04(i) or (ii) or on the fifth business day after COFI's election as provided in the immediately preceding sentence, and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this
     Section 8.01(f).

     For purposes of this Section 8.01(f), the following terms shall have the meanings indicated:

          "Average Closing Price" means the average of the daily last sale prices of COFI Common Stock as reported on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on NASDAQ ending at the close of trading on the Determination Date.

          "Determination Date" means the day that is the latest of (i) the day of expiration of the last waiting period with respect to any approval of any Governmental Authority required for consummation of the Company Merger,
     (ii) the day on which the last of such approvals is obtained, and (iii) the day on which the last of the required stockholder approvals has been received.

          "Index Group" means the 16 financial institutions and financial institution holding companies listed below, the common stock of all which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company (a) to be acquired or for such company to acquire another company or companies in a transaction with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date or (b) to convert from a mutual holding company to a stock form of organization. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 16 financial institutions and financial institution holding companies and the weights attributed to them are as follows:

      Holding Company                                 Weighting

      Bank United Corp.                                3.4685%
      Dime Bancorp, Inc.                              12.5431%
      Dime Community Bancorp, Inc.                     1.3656%
      Downey Financial Corp.                           3.0841%
      GP Financial Corp.                               9.2729%
      MAF Bancorp, Inc.                                1.6500%
      North Fork Bancorporation, Inc.                 15.6202%
      Northwest Bancorp, Inc. (MHC)                    5.1418%
      Old Kent Financial Corp.                        10.0501%
      People's Bank                                    8.0350%
      Peoples Heritage Financial Group,                6.01106%
      Inc.
      Queens County Bancorp                            1.6381%
      St. Paul Bancorp, Inc.                           3.7666%
      Star Banc Corp.                                 10.4913%
      Washington Federal, Inc.                         5.7529%
      Webster Financial Corp.                          3.0092%
                                                      --------

      Total                                            100.00%

          "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.

          "Starting Date" means June 9, 1998.

          "Starting Price" shall mean $34.625.

          If any company belonging to the Index Group or COFI declares or effects a stock split, stock dividend, recapitalization, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or COFI shall be appropriately adjusted for the purposes of applying this Section 8.01(f).

     8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Transaction pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Provided, however, if a party pursues its rights under Section 6.17 or 6.18, whichever is applicable, then such party shall not be entitled to any other relief. Conversely, if a party pursues a remedy pursuant to this Section 8.02, then it shall waive its rights under Section 6.17 or 6.18, whichever is applicable. Provided, further, that nothing contained herein shall diminish the rights of COFI under the Stock Option Agreement which may be separately exercised and enforced pursuant to the terms and provisions thereof.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than the agreements and covenants contained in Section 6.12, 6.13, 6.15, 6.16 and this
Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 6.17, 6.18, 8.02 and this Article IX which shall survive such termination).

     9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the ALBANK Meeting, the consideration to be received by the ALBANK stockholders for each share of ALBANK Common Stock shall not thereby be decreased.

     9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the MBCA are applicable).

     9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that (i) printing expenses and SEC fees shall be shared equally between ALBANK and COFI and (ii) in the event that this Agreement is terminated for any reason other than by COFI pursuant to Section 8.01(b) or (e), or pursuant to 8.01(d)(ii) as a result of the stockholders of ALBANK failing to approve and adopt this Agreement, COFI will promptly reimburse ALBANK for all third party expenses incurred by ALBANK to the date of termination in complying or taking any steps to comply with Section 2.01 in an amount up to but not to exceed $75,000.

     9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

          If to ALBANK, to:

               ALBANK Financial Corporation
               10 North Pearl Street
               Albany, NY 12207

               Attention: Herbert G. Chorbajian, Chief Executive Officer

          With a copy to:

               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York 10006-1470

               Attn: Robert L. Tortoriello, Esq.

          If to COFI or Charter Michigan, to:

               Charter One Financial, Inc.
               1215 Superior Avenue
               Cleveland, OH 44114

               Attention:  Charles J. Koch, Chief Executive Officer

                           and

               Robert J. Vana, Chief Corporate Counsel


          With a copy to:

               Silver, Freedman & Taff, LLP
               Suite 700 East
               1100 New York Avenue, N.W.
               Washington, DC 20005-3934

              Attn: Barry P. Taff, Esq.

     9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement, the Stock Option Agreement, and any Supplemental Letter entered into by the parties on the date hereof represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than the Stock Option Agreement and any Supplemental Letter). Except for Section 6.12, 6.13 and 6.15, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require ALBANK, COFI or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                               *        *        *


     The parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                        ALBANK FINANCIAL CORPORATION


                                        By:___________________________________
                                           Name:
                                           Title:

                                        CHARTER ONE FINANCIAL, INC.


                                        By:___________________________________
                                           Name:
                                           Title:

                                        CHARTER MICHIGAN BANCORP, INC.


                                        By:___________________________________
                                           Name:
                                           Title:

                                                                     EXHIBIT 2.2



                             STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT, dated as of June 15, 1998, between Charter One Financial, Inc., a Delaware corporation ("Grantee"), and ALBANK Financial Corporation, a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

      WHEREAS, Grantee, Charter Michigan Bancorp, Inc. and Issuer have entered into an Agreement and Plan of Merger (the "Merger Agreement");

      WHEREAS, as an inducement to the willingness of Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

      WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

      1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 1,305,819 fully paid and nonassessable shares of the common stock, par value $0.01 per share, of Issuer ("Common Stock") at a price per share equal to the average of last reported sale prices per share of Common Stock as reported on the NASDAQ National Market System on June 11 and 12, 1998; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such average price per share (as adjusted pursuant to subsection
(b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 9.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

      (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 9.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

      2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event

(as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection
(e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Company Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.01(b) or Section 8.01(e) of the Merger Agreement (but only if the breach giving rise to the termination was willful) (each, a "Listed Termination");
(iii) the passage of fifteen (15) months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination or (iv) the date on which the shareholders of the Grantee shall have voted and failed to approve the issuance of Grantee common stock to be issued in the Company Merger (unless (A) Issuer shall then be in material breach of its covenants or agreements contained in the Merger Agreement or (B) on or prior to such date, the stockholders of Issuer shall have also voted and failed to approve and adopt the Merger Agreement). The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof as a result of a material breach and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement (x) by Issuer pursuant to Section 8.01(b)(ii) thereof as a result of the material breach by Grantee of its covenants or agreements contained in the Merger Agreement, or (y) by Issuer or Grantee pursuant to
Section 8.01(d)(i).

      (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

            (i) Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than the Company Merger. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least

      50% of the Common Stock of the Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary other than by the ALBANK, FSB Incentive Savings and Employee Stock Ownership Plan (the "ESOP") and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

            (ii) Any person other than the Grantee or any Grantee Subsidiary and other than the ESOP shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

            (iii) The shareholders of Issuer shall have voted and failed to adopt the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

            (iv) (x) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement,
      (y) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or (z) Issuer shall have provided information to or engaged in negotiations with a third party relating to a possible Acquisition Transaction.

            (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

            (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

            (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

            (viii)Any person other than Grantee or any Grantee Subsidiary other than in connection with a transaction to which Grantee has given its prior written consent shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

      (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

            (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

            (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

      (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

      (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option .

      (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

      (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

            "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

      (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

      3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal thrift or banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

      4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

      (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 9.9% of the number of shares of Common Stock then issued and outstanding.

      (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

      6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

      7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

      (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

      (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

            (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

            (ii) the consummation of any Acquisition Transaction described in
      Section 2(b)(i) hereof, except that the percentage referred to in clause
      (z) shall be 50%.

      8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee

Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

      (b) The following terms have the meanings indicated:

            (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

            (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

            (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

            (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

      (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

      (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

      (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

      (f) Issuer shall not enter into any transaction described in subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

      9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

      (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute

Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

      10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 15 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

      11. Issuer hereby represents and warrants to Grantee as follows:

      (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

      (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

      12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

      13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

      14. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $25 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to this Option, (b) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (c) pay cash to Issuer, or (d) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $25 million after taking into account the foregoing actions.

      (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $25 million; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

      (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

      (d) As used herein, the term 'Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

      15. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; provided, however, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $25 million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

      (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 15 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 15 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
15).

      16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

      17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or

Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

      18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

      19. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law are applicable).

      20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

      23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                           ALBANK FINANCIAL CORPORATION



                                           By
                                              ----------------------------------
                                                Name:  Hergert G. Chorbajian
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer

                                           CHARTER ONE FINANCIAL, INC.



                                           By
                                              ----------------------------------
                                                Name:  Charles J. Koch
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer


EXECUTION COPY

                                                                     Exhibit 2.3

June 15, 1998



Charter One Financial, Inc.
Charter Michigan Bancorp Inc.
1215 Superior Avenue
Cleveland, Ohio 44114



Ladies and Gentlemen:



         This letter is intended to supplement the Agreement and Plan of Merger by and among Charter One Financial, Inc. ("COFI"), Charter Michigan Bancorp, Inc. ("Charter Michigan") and ALBANK Financial Corporation ("ALBANK") dated of even date herewith (the "Merger Agreement") and sets out the agreements of the parties relating to various issues not fully addressed in the Merger Agreement. The provisions of this letter agreement are hereby incorporated into and made part of Section 6.13 of the Merger Agreement as if set forth therein. Capitalized terms used in this letter agreement, not otherwise defined in this letter agreement, shall have the meanings ascribed to them in the Merger Agreement. The provisions of this letter agreement shall survive consummation of the Transactions under the Merger Agreement.

         (1) Directors of COFI and Advisory Board Membership. As provided in Sections 6.15 and 6.16 of the Merger Agreement, at the Effective Time, COFI agrees to take the necessary action to appoint the ALBANK CEO as a director of COFI to serve for a term ending April, 1999,and shall elect him to serve as a Vice Chairman of the Board of Directors of COFI with the expectation that the ALBANK CEO will be included on the management slate of directors to be nominated to a new term in April 1999; and to appoint Karen Hitchcock as a director of COFI to serve for a term ending April 2000. Within 12 months of the Effective Date COFI agrees, subject to OTS approval, to cause John Nigro to be elected to the COFI Board. Karen Hitchcock and John Nigro will be eligible during her or his term of service as a director of COFI to participate in all director compensation plans, including any non-qualified stock option awards, on the same basis as nonemployee directors of COFI generally. COFI shall also take all necessary action at the Effective Time to establish an Albany, New York advisory board (the "Advisory Board") in accordance with the provisions of Section 6.16 of the Merger Agreement. Each ALBANK Board member who becomes a participating advisory board member shall be entitled to receive an annual retainer of $38,000 during his or her term of service. In addition, at the Effective Time each of Richard J. Heller and Freling H. Smith will be offered an opportunity to serve on the Advisory Board for a term of three years and one year, respectively, at an annual retainer of $38,000 during his term of service; provided, however if either Mr. Heller or Mr. Smith shall voluntarily terminate his employment with or without good reason within six months after the Effective Time or shall in any manner engage or be employed in the financial services industry while a member of the Advisory Board, then in any such event, his service as a member of the Advisory Board shall thereupon cease and terminate.

         (2) Compensation and Benefits for ALBANK CEO.

                  (a) Change in Control Payment. The ALBANK CEO will be experiencing a constructive termination of employment in the Transaction by virtue of his duties being dramatically diminished and his compensation being significantly reduced. Accordingly, COFI shall pay to the ALBANK CEO at the Effective Time, or at the request of COFI, ALBANK shall make such payment prior to the Effective Time, in an amount equal to 299% of his "base amount" as defined under
         Section 280G of the Internal Revenue Code of 1986 as amended (the "Code") (utilizing W-2 box 1 wages for calendar years 1993 through
         1997) after reduction or cutback for other change in control benefits (i.e., parachute amounts) to reasonably assure that Section 280G of the Code does not limit the deductibility of such payment by the employer (the "ALBANK CEO Change in Control Payment"). There shall be no reduction or cutback for the compensation and benefits to be received by the ALBANK CEO under his new employment agreement with COFI or Charter One Bank, as such amounts are reasonable compensation for future services to be performed. The amount of the ALBANK CEO Change in Control Payment shall be determined by accountants chosen by ALBANK but subject to the approval of COFI's outside accountants. If the Internal Revenue Service challenges the characterization of such payments or benefits as parachute payments or the characterization of any other payments or benefits not as parachute payments, upon a final determination with respect thereto, the ALBANK CEO Change in Control Payment shall be recalculated using the newly determined amount of parachute payments and, if such recalculated ALBANK CEO Change in Control Payment is higher than the ALBANK CEO Change in Control Payment already paid, COFI shall pay the difference to the ALBANK CEO in a lump sum in cash and, if such recalculated ALBANK CEO Change in Control Payment is lower than the ALBANK CEO Change in Control Payment already paid, the ALBANK CEO shall pay the difference to COFI in a lump sum in cash, within 30 days following such determination. At the Effective Time, the ALBANK CEO will execute a written instrument releasing ALBANK and ALBANK, FSB ("ALBANK Bank") and their successors in interest from any and all claims, demands or liabilities under an employment agreement between ALBANK and the ALBANK CEO dated April 1, 1992 and a separate employment agreement between ALBANK Bank and the ALBANK CEO dated April 1, 1992, provided such release should not apply to the ALBANK CEO Change in Control Payment if it has not theretofore been paid. Except as set forth in the preceding sentence, there are no employment agreements between the ALBANK CEO and ALBANK or any ALBANK Subsidiary.

                  (b) New Employment Agreement. To maximize the value to be received by COFI in the Transaction, COFI believes it is essential to retain the services of the ALBANK CEO on a long-term basis in order to integrate operations, to assure customer retention and customer development, facilitate long term strategic planning in the State of New York, and to otherwise enhance the acquired franchise. Accordingly, COFI or Charter One Bank and the ALBANK CEO will, at the Effective Time, enter into an employment agreement commencing on the Effective Date and terminating on September 30, 2003 containing the following terms:

                           (i) Annual Compensation. approximately $442,100;

                           (ii) Benefits. continued participation in ALBANK
                  Group Health Plan through the later of the Effective Time and December 31, 1998 and thereafter participation in the COFI Group Health Plan during the employment term; COFI or Charter One Bank will maintain a $2 1/2 million life insurance policy for the benefit of the executive during the employment term and will gross up the executive with respect to the tax payable by the executive with respect to such benefit; COFI or Charter One Bank shall pay the executive's fees and charges associated with his membership in Wolfert's Roost Country Club and Fort Orange Club during his employment consistent with the past practices of ALBANK and will gross up the executive with respect to the tax payable by the executive with respect to such benefit; the executive shall also participate in all other welfare plans and programs of COFI or Charter One Bank available to similarly situated executive officers of COFI or Charter One Bank during the employment term;

                           (iii) Vacation. the vacation policy applicable to
                  similarly situated executive officers of COFI or Charter One Bank will apply;

                           (iv) Nondisclosure; Noncompete; Nonsolicitation.
                  same provisions as provided in prior employment agreement;

                           (v) Supplemental Disability Retirement Benefit.
                  same provisions as provided in prior employment agreement;

                           (vi) Indemnification; Directors and Officers
                  Insurance. same provisions as provided in prior employment agreement;

                           (vii) Reimbursement of Legal Fees. same provisions
                  as provided in prior employment agreement. In addition, reimbursement for reasonable legal fees and expenses incurred in connection with any determination concerning application of Section 4999 of the Code to payments under this Section 2;

                           (viii) COFI Stock Options. During the period that
                  the executive is employed by COFI or Charter One Bank he will be entitled to receive annual option grants, at an exercise price per share equal to the fair market value of COFI Common Stock on the date of grant, on the same basis and on the same terms as similarly situated executives of COFI and Charter One Bank subject to three year cliff vesting from date of grant; the first annual option grant will be for approximately 86,000 option shares consistent with current practice of COFI for similarly situated executives; and

                           (ix) Termination of Employment. if COFI or Charter
                  One Bank terminates the employment term of the ALBANK CEO without cause prior to September 30, 2003, the ALBANK CEO shall be entitled to receive a lump sum amount in cash equal to the remaining amount of annual compensation that would otherwise be payable during the stated employment term (provided that if the employment term of the ALBANK CEO terminates prior to September 30, 2003 due to the death or disability of the ALBANK CEO, the ALBANK CEO (or his beneficiaries) shall be entitled to receive 25% or 75%, respectively, of such lump sum amount in cash) and, upon termination by COFI or Charter One Bank without cause, the ALBANK CEO shall be entitled to continue receiving any other benefits (excluding option grants) provided to him under the employment agreement until September 30, 2003; provided that such payments shall be subject to mitigation and offset; and provided any COFI stock options granted to the ALBANK CEO shall lapse or be forfeited in accordance with terms upon which such options were granted. In the event of the retirement of the ALBANK CEO, any COFI stock options granted to him shall be treated in a manner that is consistent with the treatment of similarly situated executive officers of COFI or Charter One Bank generally.

                  (c) Life Insurance Contract. At the Effective Time, COFI or Charter One Bank will assume the life insurance contract between ALBANK Bank and the ALBANK CEO, as evidenced by a written agreement dated June 17, 1985; provided COFI or Charter One Bank shall be entitled to continue to self-insure the benefit consistent with current practices of ALBANK Bank through the grantor trust established by ALBANK Bank.

                  (d) Basic Contributions Match Agreement. ALBANK Bank and the ALBANK CEO entered into a contract obliging ALBANK Bank to make certain contributions to a deferred compensation account for the benefit of the ALBANK CEO during a 60 month period ending in June 1989, as evidenced by an agreement between said parties dated June 17, 1985, as amended by an agreement dated May 14, 1991. Pursuant to said agreements the deferred compensation account is being maintained in the ALBANK Bank grantor trust. Immediately prior to the Effective Time, ALBANK Bank and the ALBANK CEO will enter into an agreement providing for the lump sum payment of the deferred compensation account to the ALBANK CEO as of the Effective Time or as soon thereafter as is practicable.

                  (e) SERP. ALBANK, ALBANK Bank and the ALBANK CEO entered into a Supplemental Employment Retirement Plan (the "SERP") dated May 8, 1996 in replacement of a similar agreement dealing with the same subject matter dated June 17, 1985. The SERP will be honored by COFI and the ALBANK CEO's service with COFI or Charter One Bank will be taken into account for vesting purposes under the SERP. ALBANK represents that as of the last day of the calendar month preceding the Effective Time, it shall have accrued for financial reporting purposes the full present value of the SERP benefit (calculated on the basis that the ALBANK CEO is fully vested in such benefit) in accordance with the assumptions applicable to the SERP benefit and generally accepted accounting principles ("GAAP").

         3. Other Employment Agreements; Severance Agreements;
            General Severance Plan.

                  (a) Employment Agreements with Richard J. Heller, Freling
         H. Smith, Barry G. Blenis, Clifford M. Apgar and Frank J. Vaselewski. Pursuant to the Merger Agreement and the provisions of the Employment Agreements between the named executives and ALBANK Bank and, in the case of Messrs. Heller, Smith and Blenis with ALBANK, respectively, each dated April 1, 1992 (the "Employment Agreements"), Charter One Bank and COFI will assume the Employment Agreements. Immediately prior to the Effective Time, ALBANK Bank and ALBANK and each named executive shall enter into an amendment to his Employment Agreement(s), in form and substance reasonably satisfactory to COFI, providing for the substitution of the group life, medical and long- and short-term disability plan of Charter One Bank in Section 10(e)(ii)(c) thereof. In addition, each of Messrs. Heller, Smith and Blenis and ALBANK shall at the time of the execution of the Merger Agreement provide to COFI a letter acknowledging that there will be no duplication of benefits with respect to the Employment Agreements with ALBANK Bank and ALBANK. As additional consideration for each named executive agreeing to the foregoing provisions, Charter One Bank and COFI agree to enter into an amendment to each Employment Agreement at the Effective Time providing that if the named executive is involuntarily terminated by Charter One Bank or COFI without cause or the named executive terminates for good reason (other than a termination for good reason by the named executive during the period commencing on the Effective Date and terminating six (6) months thereafter, if the named executive had been specifically requested by Charter One Bank or COFI in writing to remain employed by Charter One Bank or COFI during such period) prior to the third anniversary of the Effective Date, then the terminated executive shall be entitled to receive in lieu of the benefit provided in Section 10(e)(ii)(b) of his Employment Agreement an amount in cash equal to 2.99 times the aggregate of (x) his 1998 annual base salary and (y) his 1998 target bonus amount and shall be entitled to receive the benefits set forth in Section 10(e)(ii)(c) with three (3) years replacing two (2) years in provision (I) thereof; provided subject to (A) appropriate reduction to reasonably assure that Section 280G of the Code does not limit the deductibility of such payment by the employer and (B) the terminated executive executing and delivering to Charter One Bank and COFI a general release relinquishing all claims relating to or arising from his Employment Agreement and his employment relationship other than with respect to any benefits to be provided to such executive after his termination of employment pursuant to his Employment Agreement or any benefit plan or as required by law.

                  (b) Severance Agreements With John Law and Joseph P. Richardson. At the Effective Time, Charter One Bank shall assume and perform the obligations of ALBANK Bank under that certain Letter Severance Agreement between John Law and ALBANK Bank dated July 1, 1997 and that certain Letter Severance Agreement between Joseph P. Richardson and ALBANK Bank dated December 12, 1997. Charter One Bank shall also extend each such Letter Severance Agreement for at least one year after the Effective Date.

                  (c) Severance Pay Policy. Charter One Bank shall continue in effect the Severance Pay Plan of ALBANK Bank as in effect on the date hereof until the third anniversary of the Effective Date. None of the executives or employees referred to in Section 2 or 3(a) hereof shall be entitled to severance pursuant to this Section 3(c).

                  (d) COFI agrees that it shall not terminate the employment of, and shall not cause or permit any of its Subsidiaries to terminate the employment of, any full time employees of ALBANK or any of its wholly-owned Subsidiaries prior to January 1, 1999, regardless of the date on which the Effective Time occurs, except for cause.

         4. Welfare Plans.

                  (a) Group Medical and Dental; Group Life; Group Accident and Disability. Following the Effective Time, the group plans of ALBANK shall be continued on their current terms through December 31, 1998. Following the later of the Effective Time and December 31, 1998, continuing full time employees of ALBANK and its wholly-owned Subsidiaries will become participants in the group plans maintained by COFI or a COFI Subsidiary, whichever is applicable, for its full time employees on a uniform and nondiscriminatory basis. Continuing employees will not be subject to any waiting period for group plan participation or any pre-existing medical exclusion for which coverage was previously provided under the ALBANK group medical plan.

                  (b) Post-Retirement Medical and Life Benefit Plan. As of the Effective Time, ALBANK Bank shall amend its post-retirement medical and life benefit plan in a manner reasonably acceptable to COFI so as to preclude future participation by employees who will not have satisfied the age and years of service requirement for eligibility as of the second anniversary of the Effective Time. The amended plan shall be maintained for the exclusive benefit of eligible retirees as of the second anniversary of the Effective Time and those employees who are fully eligible active employees as of the second anniversary of the Effective Time who subsequently retire. All of the provisions, terms and conditions in effect under such plan as in effect on the date hereof shall remain in effect with respect to the entire period of the participation of such persons in such plan. For purposes of clarification and without limiting the foregoing, the contribution required to be made by such persons towards the cost of such plan, as a percentage of the total cost of such plan, shall remain constant. ALBANK represents that is has heretofore fully accrued the accumulated post-retirement benefit obligation for medical and life coverage for financial reporting based upon prudent and reasonable assumptions and in accordance with GAAP and that it shall continue to do so on a monthly basis prior to the Effective Time. At and after the Effective Time, Charter One Bank shall honor the amended post-retirement medical and life benefit plan of
         ALBANK Bank with substitution of the Charter One Bank group medical and life plans as of January 1, 1999.

                  (c) Other Benefit Plans. Following the Effective Time, the following plans and programs of ALBANK Bank -- the Executive Life Insurance Plan, the Employee Assistance Plan and the Dependent Care Reimbursement Account Plan -- shall be continued on their current terms through December 31, 1998. Following the later of the Effective Time and December 31, 1998, continuing full time employees will become participants in the corresponding plans maintained by Charter One Bank for its full time employees, if any, on a uniform and nondiscriminatory basis. With respect to the Supplemental Pension Payments (COLA increases) for Retirees, Charter One Bank shall continue such payments consistent with current practices of ALBANK Bank.

         5. Qualified Plans.

                  (a) ESOP/401(k). This plan will be continued for the sole and exclusive benefit of employees of ALBANK and its Subsidiaries who are participants therein through December 31, 1998. Thereafter, it may be merged with another qualified defined contribution plan of COFI or any COFI Subsidiary. Prior to such merger of plans, the plan will be operated consistent with the current terms and provisions thereof and in accordance with the past practice of ALBANK. Pending the Effective Time, neither ALBANK nor any ALBANK Subsidiary shall make any amendment or modification to the plan, increase the level of contribution to the plan, accelerate any benefits under the plan, prepay or increase the amount of payment on the ESOP loan, or otherwise take any action to enhance the allocation of unallocated ESOP shares to the accounts of participants. ALBANK represents that it has and it shall continue to cause employer contributions to such plan including, but not limited to, employer matching contributions to be accrued monthly in substantially equal installments for financial reporting until the Effective Time.

                  (b) Defined Benefit Pension Plan. This plan (the "Defined Benefit Plan") shall be terminated by ALBANK as of the Effective Time and benefits to the participants in the Defined Benefit Plan shall either be annuitized or rolled over to ALBANK's or COFI's tax-qualified defined contribution plan or otherwise distributed in any manner permitted by law. ALBANK may amend the terms of the Defined Benefit Plan prior to the Effective Time to allocate excess assets on a plan termination basis to all or some participants under the Defined Benefit Plan in a manner that does not adversely affect the tax qualified status of the plan or the ability of the Company Merger to qualify for pooling-of-interests accounting treatment. ALBANK shall also undertake to make such amendments as may be necessary to the ALBANK Bank Retirement Restoration Plan, any supplemental retirement plan contained in the Employment Agreements, the Deferred Compensation Plans or the SERP (the "Other Agreements") to provide that the Other Agreements shall not be affected by any amendment to the Defined Benefit Plan. ALBANK shall use its best efforts to minimize the potential for any underfunding obligation relating to the Defined Benefit Plan upon its termination.

         6. ALBANK Bank Deferred Compensation Plans.

                  (a) Supplemental Deferred Compensation Plan for Highly Compensated Employees. There are 16 participants in the plan of which 6 have phantom stock allocation accounts. Each participant's accumulated benefit (other than phantom shares) is reflected in his supplemental deferred compensation plan account in the ALBANK Bank grantor trust. Employer contributions will continue to be made to the plan relating to the period through the later of the Effective Time and December 31, 1998. As soon as practicable thereafter, the plan will be terminated and distributions will be made in a single lump sum payment. ALBANK represents that it has, and it shall continue to make, monthly accruals for financial reporting in substantially equal installments of employer contributions expected to be made to the plan relating to calendar year 1998.

                  (b) Deferred Compensation Plan for Directors. Each participant's accumulated benefit is reflected in his deferred director fund account in the ALBANK Bank grantor trust. At the Effective Time, Charter One Bank will assume this plan.

         7. ALBANK Bank Directors Retirement Plan. At the Effective Time, this plan will be assumed by Charter One Bank. ALBANK represents that it has fully accrued for financial reporting the present value cost of the benefits for eligible directors. Current directors shall, subject to their written consent, be paid their benefits in a single lump sum present value payment calculated utilizing the actuarial assumptions contained in Appendix B to the plan (but not taking into account any discretionary exceptions thereto).

         8. ALBANK Bank Retirement Restoration Plan. This plan shall be continued through the later of the Effective Time and September 30, 1998 being the last day of the plan year of the Basic Plan (i.e., qualified defined benefit plan). Prior to the Effective Time, ALBANK Bank shall amend the plan, and procure the written consent of the majority of the participants and beneficiaries to such amendment, to provide that the plan will be frozen as of the later of the Effective Time and September 30, 1998 and that accrued benefits shall be paid in a single lump sum payment as soon as practicable following the termination of the plan. Prior to the Effective Time, ALBANK Bank shall also take all necessary action to cause the plan to be terminated as of October 1, 1998 or the date on which the Effective Time shall occur, whichever is later. ALBANK represents that the accrued benefits of all participants under the plan as of May 31, 1998 was approximately $1,600,000. ALBANK further represents that it has, and it shall continue, to accrue benefits for financial reporting under the plan during the current plan year in substantially equal monthly installments.

         9. Incentive Plans. ALBANK Bank maintains two incentive plans consisting of the 1998 Management Incentive Plan (the "MIP") and the Branch Management Incentive Plan (the "BMIP"). Such plans shall be continued through calendar year 1998. For purposes of determining satisfaction of performance goals or criteria under the MIP and BMIP for calendar year 1998 in the event the Effective Time occurs prior to December 31, 1998, the performance goals or criteria will be annualized for the balance of calendar year 1998 based upon the actual performance during the period January 1, 1998 through the last day of the calendar month preceding the Effective Time. In the event that a participant in the MIP or BMIP terminates employment for any reason at or after the Effective Time and prior to January 1, 1999, such participant shall be entitled to a pro rata portion of the incentive award earned based upon his or her length of service during calendar year 1998. COFI and ALBANK agree that the amounts payable pursuant to the MIP and the BMIP shall be adjusted to reflect any adverse effect on the satisfaction of performance goals and criteria by ALBANK prior to the Effective Time as a result of a request by COFI regarding the operation of ALBANK and its Subsidiaries. ALBANK represents that the maximum amount to be awarded under the MIP relating to calendar year 1998 performance shall not exceed $1 million and the amount to be awarded under the BMIP relating to calendar year 1998 performance shall not exceed $70,000. ALBANK further represents that it has, and it shall continue, to accrue for such incentive compensation during calendar year 1998 for financial reporting purposes the amount stated above in substantially equal monthly installments. ALBANK Bank's Ad Hoc Incentive Plan, pursuant to which certain bonuses are paid at the discretion of the ALBANK CEO, shall be paid out upon the earlier of the Effective Date and December 31, 1998 in accordance with the normal practice of the ALBANK CEO. ALBANK represents that the maximum amount to be awarded under the Ad Hoc Incentive Plan relating to calendar year 1998 shall not exceed $100,000.

         10. Stock Option Plans.

                  (a) 1992 and 1995 Stock Incentive Plan for Outside Directors. Prior to the Effective Time, ALBANK shall cause each holder of an LSAR under such plans to cancel his or her LSARs in consideration for COFI converting the corresponding options of the holder into a right to acquire COFI Common Stock. Prior to the Effective Time, each optionholder under said plans shall execute a written instrument waiving his or her rights to the cash-out benefit provided in Section 8(c) of the plans. If necessary, the stockholders of ALBANK shall at the time they take action to approve the Merger Agreement also separately take action to approve an amendment to each plan deleting Section 8(c) therefrom.

                  (b) 1992 Stock Incentive Plan for Key Employees. Prior to the Effective Time, ALBANK shall not honor any purported exercise of any LSAR. COFI shall not assume or honor any LSAR. As of the Effective Time, ALBANK shall cause the Committee under the plan to exercise its discretion under Section 11(e)(B) of the plan to convert outstanding options to a right to acquire COFI Common Stock based upon the conversion methodology contained in the Merger Agreement

                  (c) Marble Financial Corporation 1986 Stock Option Plan and the Marble Financial Corporation 1994 Stock Option Plan. As of the Effective Time, ALBANK shall cause the Committee under these plans to take any action it may deem necessary to convert outstanding options to a right to acquire COFI Common Stock based upon the conversion methodology contained in the Merger Agreement.

         11. Enhanced Severance/Stay Bonus Pool. ALBANK shall be permitted to establish an enhanced severance plan on a non-discriminatory basis for full time employees of ALBANK and its Subsidiaries based upon criteria subject to the reasonable approval of COFI and a stay bonus program for certain full time employees of ALBANK and its Subsidiaries (who are deemed to be critical to the Merger process) to be administered by a committee designated by the ALBANK Board; provided
         (a) the aggregate of enhanced severance and stay bonuses distributed pursuant to this program shall not exceed $5 million, (b) each person receiving an enhanced severance or a stay bonus shall execute and deliver to ALBANK, Charter One Bank or COFI a general release relinquishing all claims relating to or arising from his or her employment relationship other than his or her rights under the Severance Pay Plan of ALBANK Bank referred to in Section 3(c) above, if any, and his or her vested right in benefits under the employee benefit plans of ALBANK Bank, if any, and (c) no person named in Sections 2 or 3(a) hereof shall be entitled to enhanced severance or stay bonuses pursuant to this program.

         Please indicate your agreement with the foregoing by signing one copy of this letter in the space set forth below.

                              ALBANK Financial Corporation.

                              By:____________________________________
Its: President and Chief Executive Officer



         Acknowledged and agreed this 15th day of June, 1998.


                              Charter One Financial, Inc.


                              By:____________________________________
Its: President and Chief Executive Officer


                              Charter Michigan Bancorp, Inc.


                              By:____________________________________
Its: President and Chief Executive Officer


                              Charter One Bank F.S.B.


                              By:____________________________________
Its: President and Chief Executive Officer

                                                                    Exhibit 99.1

                        FROM CHARTER ONE FINANCIAL, INC.
                                       AND
                          ALBANK FINANCIAL CORPORATION



CONTACTS FROM CHARTER ONE:                     CONTACT FROM ALBANK FINANCIAL:
  INVESTORS- Ellen Batkie (800) 262-6301         Richard Heller  (518) 445-2100
  MEDIA-     William Dupuy (216) 566-5311


              CHARTER ONE AND ALBANK TO MERGE IN STOCK TRANSACTION
              ----------------------------------------------------

CLEVELAND, OHIO, June 15, 1998 -- Charter One Financial, Inc. (NASDAQ:COFI) and ALBANK Financial Corporation (NASDAQ:ALBK) today announced a definitive agreement under which ALBANK would be merged into a wholly owned subsidiary of Charter One.

ALBANK, the holding company of ALBANK FSB, a federally chartered savings bank, and ALBANK Commercial, a state-chartered commercial bank, is headquartered in Albany, New York, has $4.1 billion in assets ($3.5 billion in deposits), and operates 88 branch offices in upstate New York and 21 in Massachusetts and Vermont.

Terms of the transaction - Terms of the agreement call for a tax-free exchange of common shares at a fixed exchange ratio of 2.16 shares of Charter One common stock for each of ALBANK's common shares. Based on the current number of outstanding ALBANK common shares, it is expected that approximately 29.6 million new shares of Charter One common stock will be issued in conjunction with the merger, bringing the initial value of the transaction to approximately $1.0 billion and the pro forma market capitalization of the combined company to $5.3 billion.

Based on Charter One's June 12 closing stock price of $34.06, the exchange ratio represents a price of $73.58 for each ALBANK share. The pricing equals 258% of ALBANK's book value at March 31, 1998 and 24.5 times ALBANK's 1998 estimated earnings (based on median IBES).

The merger, which would be accounted for as a pooling of interests, is expected to close in the fourth quarter of 1998. Due diligence work (including an assessment of Year 2000 readiness) has been completed by both companies and their advisors. The transaction has been approved by the boards of directors of both companies and is subject to approval by the Office of Thrift Supervision, the New York Superintendent of Banking, and each company's shareholders.

Cost saves - Charter One estimates that the synergies of the transaction will produce annual cost savings equal to 30% to 35% of ALBANK's current operating expenses, or $20 to $24 million after tax. The targeted cost savings would be primarily created by eliminating duplicative back office operations and from maintaining a unitary thrift holding company structure. Although job reduction will result from eliminating certain operations, Charter One indicated its sales approach frequently results in increased employment in the retail operation following acquisitions.

Accretive elements - Charter One expects the transaction to break even on an earnings per share basis for the combined company on cost savings alone. The initial implementation schedule indicates cost saves could be fully phased in by the second quarter of 1999.

Beginning in the year 2000, Charter One anticipates a number of additional revenue opportunities resulting from the merger, including introducing its retail banking product lines into ALBANK's retail branches (adding $5 to $7 million to annual earnings after tax), redeploying excess ALBANK liquidity into Charter One loans (resulting in a spread increase on $700 million from 50 to 100 basis points, or incremental earnings of $2 to $5 million annually after tax), and leveraging ALBANK's capital in excess of 6.5% (estimated at $100 million) to earn 75 to 125 basis points pretax (equivalent to $7 to $12 million annually after tax).

Merger costs - One-time, after-tax charges in conjunction with the merger are expected to approximate $40 to $50 million.

Benefits to ALBANK - "We are very pleased with what this transaction means for our customers, our community and our shareholders," stated Herbert G. Chorbajian, ALBANK Chairman and Chief Executive Officer. "With Charter One establishing a significant presence in western New York late last year, the addition of our franchise creates a dominant New York institution spearheaded by one of the premier financial institutions in the country. With this merger, Charter One will have built an attractive upstate New York franchise that will offer a broad array of products to meet the needs of our customer base. In terms of shareholder value, Charter One's record is almost unequaled. Charter One has consistently generated strong earnings growth which has been rewarded by the investment community through outstanding share price appreciation over the past 10 years."

Chorbajian noted that upon completion of the merger, all ALBANK FSB and ALBANK Commercial retail banking branches will remain open. He also noted that all existing certificates of deposits and loan contracts would be unchanged and that insured deposits would remain insured by the FDIC.

Benefits to Charter One - "This is a tailor-made opportunity for us to continue our market extension efforts in New York," commented Charles John Koch, Charter One's Chairman and Chief Executive Officer. "The addition of ALBANK gives us one contiguous market that runs from southeastern Michigan through to Springfield, Massachusetts. We have stated all along that we are attracted to areas of similar demographic character as that in Ohio, Michigan and western New York. The primary geographical areas of the ALBANK franchise meet those criteria and should be an ideal market for our retail lending and savings products."

Koch continued, "In addition to strong market presence, one of the most compelling benefits of this transaction is a very attractive deposit base. ALBANK has almost no wholesale funding; it has built a deposit base that is 46% core with an average cost of 4.05%. By adding ALBANK's deposits to ours, we immediately increase our funding mix from 60% in deposits to 66% and improve our loan to deposit ratio from 122% to 111%. This fits extremely well with our capacity as an excess asset generator. We can use this attractive deposit base to fund retail lending at profitable margins.

"Our two organizations have very complementary asset generation capabilities," Koch observed. "While we are strong in residential and consumer lending, ALBANK has a significant and growing base of commercial loans and companion business checking products. This commercial strength will help Charter One accelerate its growth in that area."

Koch went on to discuss the opportunity to once more capitalize on its successful experience of quickly introducing a strong sales culture into an existing organization and launching a product set that matches the needs of the market. He noted that this was precisely the result following the entry into Michigan in late 1995 with the FirstFed Michigan merger and again in western New York with the October 1997 merger with RCSB Financial. "Our success in Michigan is well documented, and the initial results in western New York are following a parallel path. It has been only eight months since we concluded the RCSB deal and during the first five months of 1998 our western New York division closed over $260 million in loans, more than triple the level of last year's comparable period. Probably the most significant statistic is the shift in our mortgage lending market rank following these mergers. In Michigan we have moved from number 6 to number 2, and in New York we have moved from number 9 just last year to the number 1 lender in our markets."

Additional terms of the transaction - Following the acquisition, three ALBANK directors will join Charter One's Board of Directors, including Mr. Chorbajian, who will join Charter One as a Vice Chairman.

As part of the transaction Charter One would receive a break-up fee of $40 million under certain circumstances, including an option to purchase, under certain circumstances, shares of ALBANK common stock equal to 9.9% of ALBANK's outstanding common stock. Additionally, ALBANK may terminate the transaction in the event Charter One's common stock price declines more than 17.5 percent during the period from June 9, 1998 through the date by which all regulatory and shareholder approvals have been obtained and all waiting periods have expired and such decline is at least 17.5 percentage points more than the decline in the weighted average stock price of a predefined peer group during that same period.

Lehman Brothers is acting as financial advisor to Charter One, and Merrill Lynch is acting as financial advisor to ALBANK. Both have provided fairness opinions in connection with the transaction.

With nearly $20 billion in total assets, Charter One Bank is one of the largest thrifts in the country. The Bank currently has more than 220 branch locations in Ohio, Michigan and western New York. Additionally, Charter One Mortgage Corporation, the Bank's mortgage banking subsidiary, operates 39 loan production offices in 13 states, and ACSI, the Bank's indirect auto finance subsidiary, generates loans in eight states. The Company's press releases are available by telefax at no charge by calling PR Newswire Fax On Demand. To retrieve a specific press release, call (800) 758-5804 and reference account 313075. Press releases along with additional information may also be found at the Company's web site: www.charterone.com.

Forward-looking Information
Statements contained in this news release that are not historical facts, including estimates, may constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) expected cost savings from the merger cannot be fully realized within the expected time frame;
(2) revenues following the merger are lower than expected; (3) competitive pressures among depository institutions increase; (4) costs or difficulties related to the integration of the businesses of Charter One and ALBANK are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; and (7) legislation or regulatory changes adversely affect the business in which the combined company would be engaged.

            CHARTER ONE FINANCIAL, INC./ALBANK FINANCIAL CORPORATION
                                   AT-A-GLANCE

                   First Quarter 1998 Selected Financial Data
           (financial ratios reflect year-to-date results, annualized)
                     ($ in millions, except per share data)



                                                                                  PRO FORMA
                                                COFI              ALBK           (COMBINED)
                                                ----              ----           ----------
Total assets ........................        $19,457.0           4,089.4          23,546.4
Total loans .........................         12,835.2           2,814.0          15,649.2
Total deposits ......................         10,548.1           3,539.7          14,087.8
Total equity ........................          1,433.4             366.8           1,800.2
Shareholders' equity/assets .........             7.37%             8.97%             7.65%
Net income (3 months ended) .........             63.5               9.8              73.3
Return on assets ....................             1.28%             0.98%             1.31%(a)
Return on equity ....................            18.00%            10.96%            17.59%(a)
Nonperforming assets ................            $74.6              37.7             112.3
Nonperforming assets/assets .........             0.38%             0.92%             0.48%
Book value per share ................           $11.19             28.54             11.55(c)
Closing stock price .................            34.06(b)          51.50(b)             --
Fully diluted shares (3 months ended)            131.6              13.7             161.2(c)
Market capitalization ...............         $4,364.6             661.9           5,310.0(c)
Retail banking locations ............              223               109               332
Stand-alone loan offices ............               39                 0                39
Households served (000s) ............          828,000           270,000         1,098,000
Employees ...........................            4,181             1,458             5,639

---------------------------

(a) Assumes cost saves equal to 30% of ALBANK annual operating expenses.
(b) Friday, June 12 closing price.
(c) Adjusted for the 2.16 exchange ratio.

                                                                    Exhibit 99.2

                          CHARTER ONE FINANCIAL, INC.

                          ALBANK FINANCIAL CORPORATION

[CHARTER ONE FINANCIAL, INC.(R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]


                             MERGER PRESENTATION

                                JUNE 15, 1998

                           FORWARD-LOOKING INFORMATION

     This presentation contains estimates of future operating results for 1998 for both Charter One Financial, Inc. and ALBANK Financial Corporation on a stand-alone and pro forma combined basis, as well as estimates of financial condition, operating efficiencies and revenue creation on a combined basis. These estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) expected cost savings from the Merger cannot be fully realized or realized within the expected time frame; (2) revenues following the Merger are lower than expected; (3) competitive pressures among depository institutions increase significantly; (4) costs or difficulties related to the integration of the business of Charter One Financial, Inc. and ALBANK Financial Corporation are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the states in which the combined company will be doing business are less favorable than expected, and (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.


[CHARTER ONE FINANCIAL, INC.(R)-LOGO]        [ALBANK FINANCIAL CORPORATION-LOGO]

COFI MERGER HISTORY

POST COFI IPO (1/88)                                      PRE COFI/IPO
--------------                                            ------------

  1998  CS Financial (pending)                            7 Ohio Institutions
  1997  RCSB Financial
  1997  Haverfield
  1996  First Nationwide
  1995  FirstFed Michigan
  1995  ICX Corporation (leasing)
  1994  Citizen's Equitable
  1993  Women's Federal
  1992  1st American
  1991  1st Fed Toledo
  1991  Civic Savings
  1990  Broadview Savings
  1989  Western Reserve
  1989  1st Fed Akron



[CHARTER ONE FINANCIAL, INC.(R)-LOGO]       [ALBANK FINANCIAL CORPORATION-LOGO]

                               SHARE PRICE GROWTH


                   COFI STOCK HAS OUTPERFORMED S&P 500 INDEX

                        COMPOUNDED ANNUAL TOTAL RETURN:
                                   COFI - 38%
                                 S&P 500 - 19%

                   12-88      12-89     12-90      12-91      12-92     12-93      12-94      12-95     12-96      12-97      3-98
36                                                                                                                           $33.47

31

26

21

16

11
                                                                                                                             S&P 500
6                                                                                                                            $7.13

1     I.P.0. $1.16

               QUARTER CLOSE, ADJUSTED FOR STOCK SPLITS/DIVIDENDS


      *S&P 500 Index relative to COFI share price; data source - Bloomberg

[CHARTER ONE FINANCIAL, INC.(R)-LOGO]        [ALBANK FINANCIAL CORPORATION-LOGO]

                              COFI EARNINGS GROWTH

              COFI EARNINGS HAVE BEEN ACCELERATED THROUGH MERGERS

                    COMPOUNDED ANNUAL EARNINGS GROWTH OF 18%

                         1998    1989    1990    1991    1992    1993    1994    1995    1996    1997    3/98*
Per Share

$2.00

$1.75

$1.50

$1.25

$1.00

$0.75

$0.50

$0.25



COFI                     $0.41   $0.52   $0.56   $0.95   $1.00   $1.21   $1.32   $1.25   $1.64   $1.86   $1.94*

FIRST AKRON, WESTERN

BROADVIEW

CIVIC

TOLEDO

FIRST AMERICAN

WOMEN'S FEDERAL

FIRSTFED MICHIGAN

HAVERFIELD

RCSB FINANCIAL

      Based on originally reported operating earnings, adjusted for stock splits/dividends.

                   * Annualized based on 1st Q 1998 earnings.


[CHARTER ONE FINANCIAL, INC.(R)-LOGO]        [ALBANK FINANCIAL CORPORATION-LOGO]

                              SUPERIOR EFFICIENCY

               COFI EFFICIENCY RATIO HAS BEEN ENHANCED BY MERGERS

                         1988    1989    1990    1991    1992    1993    1994    1995    1996    1997    3-98
75%

70%

65%

60%

55%

50%

45%

40%


COFI                     71%     70%     66%     60%     57%     51%     50%     49%     42%     46%     44%

FIRST AKRON, WESTERN

BROADVIEW

CIVIC

TOLEDO

FIRST AMERICAN

WOMEN'S FEDERAL

FIRSTFED MICHIGAN

HAVERFIELD

RCSB

   OTHER EXPENSES (EXCL GOODWILL) DIVIDED BY NET INTEREST INCOME PLUS OTHER
                           INCOME (EXCL GAIN ON SALE)

        Prior period ratios have not been restated to reflect poolings.


[CHARTER ONE FINANCIAL, INC.(R)-LOGO]        [ALBANK FINANCIAL CORPORATION-LOGO]

                              SUPERIOR EFFICIENCY

NET INCOME PER EMPLOYEE FOR SELECTED BANKS & THRIFTS*

FITB             65 K            HBAN      37 K
COFI             61 K            PHBK      31 K
WAMU             53 K            ALBK      27 K
STB              49 K            TCB       27 K
KEY              38 K            NCC       27 K
MTB              37 K   INDUSTRY AVG       36 K



*Based on 1st Qtr 1998, annualized

[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                        SNAPSHOT OF COFI/ALBK COMBINATION

-    Unitary thrift holding company

-    332 retail banking offices - OH, MI, western and upstate NY, MA & VT

-    39 loan offices in 13 states

-    Indirect auto lending in 8 states

-    $5.3 B market cap (3rd highest thrift)


[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                        SNAPSHOT OF COFI/ALBK COMBINATION

-    $24 B assets (4th largest thrift)

-    7.6% equity/assets

-    $14 B deposits @ 4.28%

-    1.9 M deposit accounts

-    705,000 DDAs

-    460,000 debit cards outstanding

-    1.1 M households

[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                          223 RETAIL BANKING LOCATIONS
                                      COFI

                       [Map of Retail Banking Locations]



             OH
Charter One Bank (102)
         Akron/Canton (23)
         Metro Cleveland (51)
         Portsmouth (2)
         Toledo (20)
         Youngstown (6)
             MI
First Federal of Michigan(83)
         Lansing (4)
         Kalamazoo (4)
         Metro Detroit (75)
             NY
Rochester Community Savings Bank (38)
         Buffalo (17)
         Rochester (21)


[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                          332 RETAIL BANKING LOCATIONS
                                  COFI & ALBK


                     [map of 332 Retail Banking Locations]

             OH
Charter One Bank (102)
         Akron/Canton (23)
         Metro Cleveland (51)
         Portsmouth (2)
         Toledo (20)
         Youngstown (6)
             MI
First Federal of Michigan (83)
         Kalamazoo (4)
         Lansing (4)
         Metro Detroit (75)
             NY
Rochester Community Savings Bank (38)
         Buffalo (17)
         Rochester (21)
             VT    MA
Albank (109)
         Albany (28)
         Binghamton (16)
         Newburg (17)
         Rutland (5)
         Springfield (9)




[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                                 DEAL ECONOMICS

-    Total value approx $1 B, 29.6 M shares to be issued

-    2.58x ALBK book value, 24.5 ALBK 1998 IBES EPS

-    Breaks even on cost saves alone

-    Accretive to stated book value

-    One-time charges/costs of $40 to 50 M, after tax


[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                                  DEAL PRICING

                           ALBK/COFI      RECENT THRIFT         COFI
                           MERGER(a)       MERGERS (c)       STAND-ALONE
                         ------------     -------------     -------------
Price to 1998 IBES (b)     24.5 X            24.2 X            16.2 X

Price / book value         2.58 X            3.20 X            3.04 X

Price / tangible book      3.30 X            3.53 X            3.26 X

Premium to deposits           22%               31%              N/A

         (a) Based on COFI closing price of $34.06 on June 12, 1998
         (b) Based on the median IBES estimate on June 12, 1998
         (c) Median for 1998 thrift pooling deals greater than $500 million




[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                                 DEAL STRUCTURE

-    Tax-free exchange

-    2.16 COFI shares for every ALBK share

-    Pooling of interests accounting

- 3 ALBK directors join COFI board, incl CEO Herbert Chorbajian who becomes a Vice Chairman


[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                                   DEAL STATUS

-    Due diligence completed

-    Definitive agreement signed

-    Pending regulatory & shareholder approval

-    Targeting completion 4th Q 1998





[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                               STRATEGIC BENEFITS

-    Market extension opportunity

     -    ALBANK is a natural extension to Rochester/Buffalo franchise

     -    Creates a significant "Upstate NY" thrift with presence in MA and VT

     -    Levers COFI back office and western NY network

[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                               STRATEGIC BENEFITS

-    ALBK franchise

     -    Albany demographics similar to Rochester/Buffalo

     -    Terrific platform for COFI products

     - Strong transaction account balances provide significant fee revenue potential with COFI products

     -    $4.5 B mortgage market

[CHARTER ONE FINANCIAL CORPORATION(R)-LOGO]                                                 [ALBANK FINANCIAL CORPORATION-LOGO]

                               STRATEGIC BENEFITS


         - Provides significant deposit base

                  - Adds $3.5 B in deposits

                  - 46% core

                  - Adds 134,000 DDAs

                  - Adds 270,000 households

                  - Loan to deposit ratio of 79% is ideal
                    for excess asset generator

                  - Low cost of deposits @ 4.05%

                  - Strong market share


[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                               STRATEGIC BENEFITS


         - Reduce overall cost of deposits

                  COFI     $10.5 B  4.36%
                  ALBK       3.5 B  4.05%
                           -------
                           $14.0 B  4.28%
                           =======


         - Strong deposit market share

                  - #3 in Albany County      -14% share
                  - #5 in Upstate NY         - 7% share
                  - #5 in Vermont            - 6% share



[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                               STRATEGIC BENEFITS


- Improve funding mix

                                                         PRO FORMA
                   COFI               ALBK                COMBINED
               ------------       -----------           ------------

Deposits       $ 10.5 B 60%       $ 3.5 B 97%           $ 14.0 B 66%

Borrowings        7.0 B 40%          .1 B  3%              7.1 B 34%
               --------           -------               --------
               $ 17.5 B           $ 3.6 B               $ 21.1B
               ========           =======               ========


Loans/deposits    122%               79%                   111%



[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                               STRATEGIC BENEFITS

                              LOW INTEGRATION RISK



         - Data processing systems compatible

                  - common IBM architecture and platforms
                    facilitate speedy conversion

                  - minimizes Y2K exposure


         - Comparable product line is easy to convert

                  - no new business lines


         - Existing presence in NY fits nicely into regional model




[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                                 STRATEGIC PLAN

-    Realize 30-35% annual cost savings

-    Export COFI product sets and sales culture into ALBK branches

-    Utilize excess capital to help optimize balance sheet

-    Redeploy significant excess liquidity into retail lending

-    Complete operational conversion 4/1/99

-    Maintain one-bank structure for efficiency




[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                         PROJECTED COST SAVES/SYNERGIES

                          Targeting 30-35% of ALKB G&A

                                    30%               35%
                                    ------           -------
Salaries & benefits                 $ 20 M    to      $ 23 M
Professional services & other          7 M    to         8 M
Occupancy & equipment                  4 M    to         5 M
                                    ------           -------
    Benefit before tax              $ 31 M    to      $ 36 M
                                    ======           =======
    Benefit after tax               $ 20 M    to      $ 24 M
                                    ======           =======

[CHARTER ONE FINANCIAL, INC.(R)-LOGO]        [ALBANK FINANCIAL CORPORATION-LOGO]

                      DEAL BREAKS EVEN ON COST SAVES ALONE

                  1998        DILUTED                        EPS ON
                  IBES*       SHARES         EARNINGS      161 M SHARES
                  ------      -------      ----------      ------------
COFI              $2.10       131.6 M        $276.4 M
ALBK               3.00        13.7 M          41.1 M
                                           ----------
                                              317.5 M
Cost saves                                 20 to 24 M
                                           ----------
                                    $337.5 to 341.5 M     $2.10 to 2.12
                                    =================

---------------
*Based on the IBES median estimate on June 10, 1998.

[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                        ESTIMATED ONE-TIME MERGER COSTS

                                               After tax
                                             --------------
          Severance & benefits               $17 M to $22 M

          Duplicative systems & facilities     7 M to   9 M

          Transaction costs                   11 M to  13 M

          Other                                5 M to   6 M
                                             --------------
                                             $40 M to $50 M
                                             ==============

[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]


                               ACCRETIVE ELEMENTS

                             Beginning in Year 2000


                                                  After-tax
                                                Annual Benefit
                                                --------------
     Use COFI product set to increase retail
     fee banking revenue                         $  5 to   7 M

     Redeploy excess liquidity into loans
     (increase spread on $700M from 50
     to 100 bp)                                     2 to   5 M

     Leverage ALBK capital in excess of 6.5%
     ($100 M, to earn 75-125 bp pretax)             7 to  12 M
                                                 -------------
                                                 $ 14 to  24 M
                                                 =============
               Per diluted share (161 M)         $.09 to .15


[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                               ACCRETIVE ELEMENTS

                       INCREASE ALBK'S LENDING PRODUCTION

   -Introducing COFI products into ALBK network should result in increased originations.

   -COFI strategy emphasizes "energized assets"
    (non single-family lending)

   -COFI is an established excess asset
    generator

       --loan originations consistently exceed pay downs

[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                       COFI IS AN EXCESS ASSET GENERATOR

                 1998 LOAN PRODUCTION RUNNING AT RECORD LEVELS

                      1ST 5 MOS.            1998
                        1998            ANNUAL GOAL
                      -----------       ------------
Single family         $   2,532 M       $    4,000 M
Auto                        485 M              900 M
Consumer                    932 M            1,400 M
Comm'l & business           276 M              600 M
                      -----------       ------------
Energized assets          1,693 M            2,900 M
                      -----------       ------------
Total originations    $   4,225 M       $    6,900 M
                      ===========       ============


[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                       COFI IS AN EXCESS ASSET GENERATOR

              PORTFOLIO MIX REFLECTS EMPHASIS ON ENERGIZED ASSETS

                        5/31/98           12/31/97
                     -------------      --------------
Single Family        $  8.4 B  62%      $    8.4 B 66%
Energized assets        5.2 B  38%           4.3 B 34%
                     -------------      --------------
                     $ 13.6 B           $   12.7 B
                     =============      ==============

[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                   OPERATIONAL RESULTS OF RECENT ACQUISITIONS

                              MICHIGAN STATISTICS

                    COFI/FirstFed merger completed 10/31/95

                                           1ST 5 MONTHS
                                    -------------------------
                                        1995           1998
                                    -----------    ----------
Mortgage loan originations          $     178 M    $    686 M
- Rank in market                           #6            #2
Consumer loan originations          $       2 M         283 M
# new checking accounts                     5 K          28 K
Net checking acct fees/acct         $      59           114

[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                   OPERATIONAL RESULTS OF RECENT ACQUISITIONS

                              NEW YORK STATISTICS

                    COFI/RCSB merger completed 10/3/97

                                           1ST 5 MONTHS
                                    -------------------------
                                       1997           1998
                                    -----------    ----------
Mortgage loan originations          $      44 M    $    150 M
- Rank in Market                           #9            #1
Consumer loan originations          $      32 M         113 M
# new checking accounts                     9 K          15 K
Net checking acct fees/acct         $      51            60

[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                              PRO FORMA HIGHLIGHTS

                             BASED ON 1ST QTR 1998

                                                               PRO FORMA
                             COFI             ALBK             COMBINED*
                           --------          -------           ---------
ROAA                          1.28%            .98%                1.31%
ROAE                         18.00%          10.96%               17.59%
Equity to assets              7.37%           8.97%                7.65%
Book value/share            $11.19          $28.54               $11.55
NPA ratio                      .38%            .92%                 .48%
Efficiency ratio                45%             58%                  44%
Net yield, 1st Qtr            2.98%           3.95%                3.14%
Loans/deposits                 122%             79%                 111%


*Assumes annual cost saves of 30% are fully phased in

[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                               BALANCE SHEET ($B)

                                                               PRO FORMA
                              COFI              ALBK           COMBINED
                           ---------         ---------         ---------
Net loans and leases       $    12.8         $     2.8         $    15.6
MBS & investments                6.1               1.0               7.1
Other assets                      .5                .3                .8
                           ---------         ---------         ---------
  Total assets             $    19.4         $     4.1         $    23.5
                           =========         =========         =========

Deposits                   $    10.5         $     3.5         $    14.0
Borrowings                       7.0                .1               7.1
Other                             .5                .1                .6
                           ---------         ---------         ---------
  Total liabilities             18.0               3.7              21.7
                           ---------         ---------         ---------
  Total equity                   1.4                .4               1.8
                           ---------         ---------         ---------
  Total liabilities &
    equity                 $    19.4         $     4.1         $    23.5
                           =========         =========         =========


[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]

                             IMPACT OF COMBINATION

- Creates major New York franchise

  - strong market share

  - low-cost deposits

  - high % core

- Significant revenue growth potential

- Outstanding asset quality

- Substantial excess capital


[CHARTER ONE FINANCIAL, INC. (R)-LOGO]    [ALBANK FINANCIAL CORPORATION-LOGO]